                                                                     EXHIBIT 4.1

                  EYE CARE CENTERS OF AMERICA, INC., as Issuer
                                  $125,000,000
                   _____ % Senior Subordinated Notes due 2008
                                   $25,000,000
 Floating Interest Rate Subordinated Term Securities ("FIRSTS")(SM)(1) due 2008

                                 ---------------

                                    INDENTURE
                            Dated as of April , 1998

                                 ---------------
                                  , as Trustee


--------
     (1)      FIRSTS is a service mark of BT Alex. Brown Incorporated

                                            Footnote continued on next page.


                              CROSS-REFERENCE TABLE

TIA                                                       Indenture
Section                                                   Section
-------                                                   -------
310(a)(1) .............................................  7.10
    (a)(2) ............................................  7.10
    (a)(3) ............................................  N.A.
    (a)(4) ............................................  N.A.
    (b) ...............................................  7.8; 7.10
    (c) ...............................................  N.A.
311(a) ................................................  7.11
    (b) ...............................................  7.11
    (c) ...............................................  N.A.
312(a) ................................................  2.5
    (b) ...............................................  N.A.
    (c) ...............................................  N.A.
313(a) ................................................  7.6
    (b)(1) ............................................  N.A.
    (b)(2) ............................................  7.6
    (c) ...............................................  7.6
    (d) ...............................................  7.6
314(a) ................................................  4.18
4.19; 13.2
    (b) ...............................................  N.A.
    (c)(1) ............................................  13.4
    (c)(2) ............................................  13.4
    (c)(3) ............................................  N.A.
    (d) ...............................................  N.A.
    (e) ...............................................  13.5
    (f) ...............................................  4.19
315(a) ................................................  7.1
    (b) ...............................................  7.5; 13.2
    (c) ...............................................  7.1
    (d) ...............................................  7.1
    (e) ...............................................  6.11
316(a)(last sentence) .................................  13.6
    (a)(1)(A) .........................................  6.5
    (a)(1)(B) .........................................  6.4
    (a)(2) ............................................  N.A.
    (b) ...............................................  6.7

                                            Footnote continued on next page.

317(a)(1) .............................................  6.8
    (a)(2) ............................................  6.9
    (b) ...............................................  2.4
318(a) ................................................  13.1

N.A. means Not Applicable

------------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                    ARTICLE I

                 DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.1.  DEFINITIONS
SECTION 1.2.  OTHER DEFINITIONS
SECTION 1.3.  INCORPORATION BY REFERENCE OF TRUST
                 INDENTURE ACT
SECTION 1.4.  RULES OF CONSTRUCTION

                                   ARTICLE II

                                 THE SECURITIES

SECTION 2.1.  FORM AND DATING
SECTION 2.2.  EXECUTION AND AUTHENTICATION
SECTION 2.3.  REGISTRAR AND PAYING AGENT
SECTION 2.4.  PAYING AGENT TO HOLD MONEY IN TRUST
SECTION 2.5.  SECURITYHOLDER LISTS
SECTION 2.6.  TRANSFER AND EXCHANGE
SECTION 2.7.  REPLACEMENT NOTES
SECTION 2.8.  OUTSTANDING NOTES
SECTION 2.9.  TEMPORARY NOTES
SECTION 2.10.  CANCELLATION
SECTION 2.11.  DEFAULTED INTEREST
SECTION 2.12.  CUSIP NUMBERS
                                   ARTICLE III

                                   REDEMPTION

SECTION 3.1.  NOTICES TO TRUSTEE
SECTION 3.2.  SELECTION OF NOTES TO BE REDEEMED
SECTION 3.3.  NOTICE OF REDEMPTION
SECTION 3.4.  EFFECT OF NOTICE OF REDEMPTION
SECTION 3.5.  DEPOSIT OF REDEMPTION PRICE
SECTION 3.6.  NOTES REDEEMED IN PART

                                   ARTICLE IV

                                    COVENANTS

SECTION 4.1.  PAYMENT OF NOTES
SECTION 4.2.  LIMITATION ON LIENS
SECTION 4.3.  LIMITATION ON INCURRENCE OF ADDITIONAL
                  INDEBTEDNESS
SECTION 4.4.  LIMITATION ON RESTRICTED PAYMENTS
SECTION 4.5.  LIMITATION ON DIVIDEND AND OTHER
                  PAYMENT RESTRICTIONS AFFECTING
                  SUBSIDIARIES
SECTION 4.6.  LIMITATION ON ASSET SALES
SECTION 4.7.  LIMITATION ON TRANSACTIONS WITH
                  AFFILIATES
SECTION 4.8.  CHANGE OF CONTROL
SECTION 4.9.  LIMITATION ON INCURRENCE OF SENIOR
                  SUBORDINATED DEBT
SECTION 4.10.  LIMITATION ON PREFERRED STOCK OF
                  RESTRICTED SUBSIDIARIES
SECTION 4.11.  ADDITIONAL SUBSIDIARY GUARANTEES
SECTION 4.12.  CONDUCT OF BUSINESS
SECTION 4.13.  MAINTENANCE OF OFFICE OR AGENCY
SECTION 4.14.  CORPORATE EXISTENCE
SECTION 4.15.  PAYMENT OF TAXES AND OTHER CLAIMS
SECTION 4.16.  MAINTENANCE OF PROPERTIES AND
                  INSURANCE
SECTION 4.17.  COMPLIANCE WITH LAWS
SECTION 4.18.  ADDITIONAL INFORMATION
SECTION 4.19.  FURTHER INSTRUMENTS AND ACTS

                                    ARTICLE V

                                SUCCESSOR COMPANY

SECTION 5.1.  MERGER, CONSOLIDATION AND SALE OF
                  ASSETS

                        ARTICLE VI DEFAULTS AND REMEDIES

SECTION 6.1.  EVENTS OF DEFAULT
SECTION 6.2.  ACCELERATION
SECTION 6.3.  OTHER REMEDIES


SECTION 6.4.  WAIVER OF PAST DEFAULTS
SECTION 6.5.  CONTROL BY MAJORITY
SECTION 6.6.  LIMITATION ON SUITS
SECTION 6.7.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT
SECTION 6.8.  COLLECTION SUIT BY TRUSTEE
SECTION 6.9.  TRUSTEE MAY FILE PROOFS OF CLAIM
SECTION 6.10.  PRIORITIES
SECTION 6.11.  UNDERTAKING FOR COSTS

                                   ARTICLE VII

                                     TRUSTEE

SECTION 7.1.  DUTIES OF TRUSTEE
SECTION 7.2.  RIGHTS OF TRUSTEE
SECTION 7.3.  INDIVIDUAL RIGHTS OF TRUSTEE
SECTION 7.4.  TRUSTEE'S DISCLAIMER
SECTION 7.5.  NOTICE OF DEFAULTS
SECTION 7.6.  REPORTS BY TRUSTEE TO HOLDERS
SECTION 7.7.  COMPENSATION AND INDEMNITY
SECTION 7.8.  REPLACEMENT OF TRUSTEE
SECTION 7.9.  SUCCESSOR TRUSTEE BY MERGER
SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION
SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS
                  AGAINST COMPANY

                                  ARTICLE VIII

                       DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.1.  DISCHARGE OF LIABILITY ON NOTES
SECTION 8.2.  LEGAL DEFEASANCE AND COVENANT
                  DEFEASANCE
SECTION 8.3.  CONDITIONS TO DEFEASANCE
SECTION 8.4.  APPLICATION OF TRUST MONEY
SECTION 8.5.  REPAYMENT TO COMPANY
SECTION 8.6.  REINSTATEMENT

                                   ARTICLE IX

                                   AMENDMENTS

SECTION 9.1.  WITHOUT CONSENT OF HOLDERS
SECTION 9.2.  WITH CONSENT OF HOLDERS
SECTION 9.3.  COMPLIANCE WITH TRUST INDENTURE ACT
SECTION 9.4.  REVOCATION AND EFFECT OF CONSENTS AND
                  WAIVERS
SECTION 9.5.  NOTATION ON OR EXCHANGE OF NOTES
SECTION 9.6.  TRUSTEE TO SIGN AMENDMENTS

                                    ARTICLE X

                                  SUBORDINATION

SECTION 10.1.  AGREEMENT TO SUBORDINATE
SECTION 10.2.  LIQUIDATION, DISSOLUTION, BANKRUPTCY
SECTION 10.3.  DEFAULT ON SENIOR INDEBTEDNESS
SECTION 10.4.  ACCELERATION OF PAYMENT OF NOTES
SECTION 10.5.  WHEN DISTRIBUTION MUST BE PAID OVER
SECTION 10.6.  SUBROGATION
SECTION 10.7.  RELATIVE RIGHTS
SECTION 10.8.  SUBORDINATION MAY NOT BE IMPAIRED BY
                  COMPANY
SECTION 10.9.  RIGHTS OF TRUSTEE AND PAYING AGENT
SECTION 10.10.  DISTRIBUTION OR NOTICE TO
                  REPRESENTATIVE
SECTION 10.11.  ARTICLE X NOT TO PREVENT EVENTS OF
                  DEFAULT OR LIMIT RIGHT TO
                  ACCELERATE
SECTION 10.12.  TRUST MONEYS NOT SUBORDINATED
SECTION 10.13.  TRUSTEE ENTITLED TO RELY
SECTION 10.14.  TRUSTEE TO EFFECTUATE SUBORDINATION
SECTION 10.15.  TRUSTEE NOT FIDUCIARY FOR HOLDERS OF
                  SENIOR INDEBTEDNESS
SECTION 10.16.  RELIANCE BY HOLDERS OF SENIOR
                  INDEBTEDNESS ON SUBORDINATION
                  PROVISIONS

                                   ARTICLE XI

                              SUBSIDIARY GUARANTEE

SECTION 11.1.  SUBSIDIARY GUARANTEE
SECTION 11.2.  UNCONDITIONAL GUARANTEE
SECTION 11.3.  SUBORDINATION OF GUARANTEE
SECTION 11.4.  SEVERABILITY
SECTION 11.5.  RELEASE OF A SUBSIDIARY GUARANTOR
SECTION 11.6.  LIMITATION OF SUBSIDIARY GUARANTOR'S
                  LIABILITY
SECTION 11.7.  SUBSIDIARY GUARANTORS MAY
                  CONSOLIDATE, ETC., ON CERTAIN
                  TERMS
SECTION 11.8.  CONTRIBUTION
SECTION 11.9.  WAIVER OF SUBROGATION
SECTION 11.10.  WAIVER OF STAY, EXTENSION OR USURY
                  LAWS

                                   ARTICLE XII

                           SUBORDINATION OF GUARANTEES

SECTION 12.1.  AGREEMENT TO SUBORDINATE
SECTION 12.2.  LIQUIDATION, DISSOLUTION, BANKRUPTCY
SECTION 12.3.  DEFAULT ON GUARANTOR SENIOR
                  INDEBTEDNESS
SECTION 12.4.  ACCELERATION OF PAYMENT OF NOTES
SECTION 12.5.  WHEN PAYMENT OR DISTRIBUTION MUST BE
                  PAID OVER
SECTION 12.6.  SUBROGATION
SECTION 12.7.  RELATIVE RIGHTS
SECTION 12.8.  SUBORDINATION MAY NOT BE IMPAIRED BY
                  SUBSIDIARY GUARANTOR
SECTION 12.9.  RIGHTS OF TRUSTEE AND PAYING AGENT
SECTION 12.10.  DISTRIBUTION OR NOTICE TO
                  REPRESENTATIVE
SECTION 12.11.  ARTICLE XII NOT TO PREVENT EVENTS OF
                  DEFAULT OR LIMIT RIGHT TO
                  ACCELERATE
SECTION 12.12.  TRUST MONEYS NOT SUBORDINATED
SECTION 12.13.  TRUSTEE ENTITLED TO RELY

SECTION 12.14.  TRUSTEE TO EFFECTUATE SUBORDINATION
SECTION 12.15.  TRUSTEE NOT FIDUCIARY FOR HOLDERS OF
                  GUARANTOR SENIOR INDEBTEDNESS
SECTION 12.16.  RELIANCE BY HOLDERS OF GUARANTOR
                  SENIOR INDEBTEDNESS ON
                  SUBORDINATION PROVISIONS

                                  ARTICLE XIII

                                  MISCELLANEOUS

SECTION 13.1.  TRUST INDENTURE ACT CONTROLS
SECTION 13.2.  NOTICES
SECTION 13.3.  COMMUNICATION BY HOLDERS WITH OTHER
                  HOLDERS
SECTION 13.4.  CERTIFICATE AND OPINION AS TO
                  CONDITIONS PRECEDENT
SECTION 13.5.  STATEMENTS REQUIRED IN CERTIFICATE OR
                  OPINION
SECTION 13.6.  WHEN NOTES DISREGARDED
SECTION 13.7.  RULES BY TRUSTEE, PAYING AGENT AND
                  REGISTRAR
SECTION 13.8.  LEGAL HOLIDAYS
SECTION 13.9.  GOVERNING LAW
SECTION 13.10.  NO RECOURSE AGAINST OTHERS
SECTION 13.11.  SUCCESSORS
SECTION 13.12.  MULTIPLE ORIGINALS
SECTION 13.13.  VARIABLE PROVISIONS
SECTION 13.14.  QUALIFICATION OF INDENTURE
SECTION 13.15.  TABLE OF CONTENTS; HEADINGS


                                                                        EXHIBITS
                                      EXHIBIT A-1FORM OF INITIAL FIXED RATE NOTE
                                   EXHIBIT A-2FORM OF INITIAL FLOATING RATE NOTE
                                     EXHIBIT B-1FORM OF EXCHANGE FIXED RATE NOTE
                                  EXHIBIT B-1FORM OF EXCHANGE FLOATING RATE NOTE
                                                      EXHIBIT CFORM OF GUARANTEE

INDENTURE dated as of April , 1998, between EYE CARE CENTERS OF AMERICA, INC., a Texas corporation (the "COMPANY"), as Issuer, each of the Guarantors named
herein, as Guarantors, and [    ], a [    ] chartered trust company, as trustee
(the "TRUSTEE").

            The Company has duly authorized the creation of the Company's
Initial    % Senior Subordinated Notes due 2008 (the "INITIAL FIXED RATE NOTES")
and the Initial Floating Interest Rate Subordinated Term Securities ("FIRSTS")(SM)(2) due 2008 (the "INITIAL FLOATING RATE NOTES," and together with the Initial Fixed Rate Notes, the "INITIAL NOTES") and, if and when issued in exchange for the Initial Notes as provided in the Registration Rights Agreement
(as hereinafter defined), the Company's Exchange    % Senior Subordinated Notes
due 2008 (the "EXCHANGE FIXED RATE NOTES") and the Exchange Floating Interest Rate Subordinated Term Securities due 2008 (the "EXCHANGE FLOATING RATE NOTES" and, together with the Exchange Fixed Rate Notes, the "EXCHANGE NOTES"). The Initial Notes and Exchange Notes are collectively referred to as the "NOTES"). All things necessary to make the Notes, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid and binding obligations of the Company and to make this Indenture a valid and binding agreement of the Company have been done.

            Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Notes:

                                     ARTICLE

                   DEFINITIONS AND INCORPORATION BY REFERENCE
                             SECTION .. DEFINITIONS.

--------
(2)     FIRSTS is a service mark of BT Alex. Brown
      Incorporated.

            "ACQUIRED INDEBTEDNESS" means Indebtedness (i) of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or (ii) assumed in connection with the acquisition of assets from such Person, in each case whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition. Acquired Indebtedness shall be deemed to have been incurred, with respect to clause (i) of the preceding sentence, on the date such Person becomes a Restricted Subsidiary of the Company and, with respect to clause (ii) of the preceding sentence, on the date of consummation of such acquisition of assets.

            "AFFILIATE" means a Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, no Person (other than the Company or any Subsidiary of the Company) in whom a Receivables Entity makes an Investment in connection with a Qualified Receivables Transaction shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by reason of such Investment.

            "ALL OR SUBSTANTIALLY ALL" shall have the meaning given such phrase in the Revised Model Business Corporation Act.

            "ASSET ACQUISITION" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company; or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person which constitute all or substantially all of the assets of such Person, any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

            "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Restricted Subsidiary of the Company of (a) any Capital Stock of any Restricted Subsidiary of the Company; or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) any transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $2.0_million, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Article V, (iii) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (iv) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry,
(v) the licensing of intellectual property, (vi) disposals or replacements of obsolete equipment in the ordinary course of business, (vii) the sale, lease, conveyance, disposition or other transfer by the Company or any Restricted Subsidiary of assets or property in transactions constituting Investments that are not prohibited under Section 4.4, (viii)_leases or subleases to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries, (ix) the sale of properties (in one transaction or a series of related transactions) to be acquired by the Company on or about February 1, 1999 related to the Company's acquisition of Visionworks

Holdings, Inc., or the capital lease in respect of such properties prior to the acquisition thereof, to the extent that the consideration to be received by the Company or any of its Restricted Subsidiaries in any such transaction or series of related transactions does not exceed $10.0 million, (x) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity, or (xi) transfers of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction.

            "BANK INDEBTEDNESS" means any and all amounts, whether outstanding on the Issue Date or thereafter incurred, payable under or in respect of the New Credit Facility and any related notes, collateral documents, letters of credit and guarantees, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the relevant contractual rate provided in the New Credit Facility whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, indemnities, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.

            "BOARD OF DIRECTORS" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

            "BUSINESS DAY" means each day which is not a Legal Holiday.

            "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

            "CAPITAL STOCK" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated) of corporate stock, including each class of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

            "CASH EQUIVALENTS" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances (or, with respect to foreign banks, similar instruments) maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200 million; (v) certificates of deposit or bankers' acceptances or similar instruments maturing within one year from the date of acquisition thereof issued by any foreign bank that is a lender under the New Credit Facility having at the date of acquisition thereof combined capital and surplus of not less than $500 million; (vi) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) or clause (v) above; and (vii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (vi) above.

            "CHANGE OF CONTROL" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons (other than one or more Permitted Holders) for purposes of Section 13(d) of the Exchange Act (a "GROUP"), together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture); (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); (iii) any Person or Group (other than one or more Permitted Holders) shall become the owner, directly or indirectly, beneficially or of record, of shares representing 50% or more of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Company; or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

            "CHANGE OF CONTROL TRIGGERING EVENT" means the occurrence of a Change of Control and the failure of the Notes to have a Minimum Rating on the 30th day after the occurrence of such Change of Control.

            "CODE" means the Internal Revenue Code of 1986, as amended.

            "COMPANY" means Eye Care Centers of America, Inc., a Texas corporation.

            "CONSOLIDATED EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period, (B) Consolidated Interest Expense, (C) Consolidated Non-cash Charges and (D) (i) cash charges attributable to the exercise of employee options vesting upon the consummation of the Recapitalization and (ii) for any four quarter period that includes one or more fiscal quarters ending within the period from the Issue Date to the first anniversary of the Issue Date, cash restructuring or nonrecurring charges incurred in connection with the Recapitalization; provided, however, that the cash charges in (i) and (ii) shall not exceed $2.0 million in the aggregate since the Issue Date.

            "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "FOUR QUARTER PERIOD") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "TRANSACTION DATE") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter

Period, (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including pro forma adjustments for cost savings ("COST SAVINGS ADJUSTMENTS") that the Company reasonably believes in good faith could have been achieved during the Four Quarter Period as a result of such acquisition or disposition (provided that both (A) such cost savings were identified and quantified in an Officers' Certificate delivered to the Trustee at the time of the consummation of the acquisition or disposition and (B) with respect to each acquisition or disposition completed prior to the 90th day preceding such date of determination, actions were commenced or initiated by the Company within 90 days of such acquisition or disposition to effect such cost savings identified in such Officers' Certificate and with respect to any other acquisition or disposition, such Officers' Certificate sets forth the specific steps to be taken within the 90 days after such acquisition or disposition to accomplish such cost savings) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness) occurred on the first day of the Four Quarter Period, and (iii) with respect to any such Four Quarter Period commencing prior to the Recapitalization, the Recapitalization (including any Cost Savings Adjustments), which shall be deemed to have taken place on the first day of such Four Quarter Period, and (iv) any asset sales or asset acquisitions (including any Consolidated EBITDA

(including any Cost Savings Adjustments) attributable to the assets which are the subject of the asset acquisition or asset sale during the Four Quarter Period) that have been made by any Person that has become a Restricted Subsidiary of the Company or has been merged with or into the Company or any Restricted Subsidiary of the Company during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date that would have constituted Asset Sales or Asset Acquisitions had such trnsactions occurred when such Person was a Restricted Subsidiary of the Company or subsequent to such Person's merger into the Company, as if such asset sale or asset acquisition (including the incurrence, assumption or liability for any Indebtedness or Acquired Indebtedness in connection therewith) occurred on the first day of the Four Quarter Period; provided that to the extent that clause (ii) or (iv) of this sentence requires that pro forma effect be given to an asset sale or asset acquisition, such pro forma calculation shall be based upon the four full fiscal quarters, immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available. If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; (2) if interest on any

Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

            "CONSOLIDATED FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense (excluding amortization or write-off of debt issuance costs relating to the Recapitalization and the financing therefor or relating to retired or existing Indebtedness and amortization or write-off of customary debt issuance costs relating to future Indebtedness incurred in the ordinary course of business) plus (ii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of such Person expressed as a decimal.

            "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the sum of, without duplication, (i) the aggregate of all cash and non-cash interest expense with respect to all outstanding Indebtedness of such Person and its Restricted Subsidiaries, including the net costs associated with Interest Swap Obligations, for such period determined on a consolidated basis in conformity with GAAP, and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted

Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP.

            "CONSOLIDATED NET INCOME" of the Company means, for any period, the aggregate net income (or loss) of the Company and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (a) gains and losses from Asset Sales (without regard to the $3.0 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto and the related tax effects according to GAAP, (b)_gains and losses due solely to fluctuations in currency values and related tax effects according to GAAP, (c) items classified as extraordinary, unusual or nonrecurring gains and losses, and the related tax effects according to GAAP, (d) the net income (or loss) of any Person acquired in a pooling of interests transaction accrued prior to the date it becomes a Restricted Subsidiary of the Company or is merged or consolidated with the Company or any Restricted Subsidiary of the Company, (e) the net income of any Restricted Subsidiary of the Company to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by contract, operation of law or otherwise, (f) the net loss of any Person other than a Restricted Subsidiary of the Company, (g)_the net income of any Person, other than a Restricted Subsidiary, except to the extent of cash dividends or distributions paid to the Company or a Restricted Subsidiary of the Company by such Person unless (and to the extent), in the case of a Restricted Subsidiary of the Company who receives such dividends or distributions, such Restricted Subsidiary is subject to clause (e) above, (h) one time non-cash compensation charges, including any arising from existing stock options resulting from the Recapitalization, and (i) bonus payments to be paid to senior management of the Company in connection with the Recapitalization within 90 days of the Issue Date in an aggregate amount not to exceed $1.0 million. Notwithstanding the foregoing, it is understood that the payment of dividends on Preferred Stock shall not reduce Consolidated Net Income.

            "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges which require an accrual of or a reserve for cash charges for any future period).

            "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors of the Company who (i)_was a member of such Board of Directors on the Issue Date, (ii)_was nominated for election or elected to such Board of Directors with, or whose election to such Board of Directors was approved by, the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (iii)_is any designee of a Permitted Holder or was nominated by a Permitted Holder or any designees of a Permitted Holder on the Board of Directors.

            "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

            "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

            "DEPOSITORY" means The Depository Trust Company, its nominees and their respective successors and assigns, or such other depository institution hereinafter appointed by the Company.

            "DESIGNATED SENIOR INDEBTEDNESS" means (i)_Bank Indebtedness and
(ii)_any other Senior Indebtedness which, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof, are committed to lend up to, at least $25 million and is specifically designated by the Company in the instrument evidencing or governing such Senior Indebtedness or another writing as "Designated Senior Indebtedness" for purposes of this Indenture.

            "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event which would constitute a Change of Control Triggering Event), matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control Triggering Event) on or prior to the final maturity date of the Notes; provided that Capital Stock of the Company that is held by a current or former employee of the Company subject to a put option and/or a call option with the Company triggered by the termination of such employee's employment with the Company and/or the Company's performance shall not be deemed to be Disqualified Capital Stock solely by virtue of such call option and/or put option.

            "EQUITY OFFERING" means a sale of Qualified Capital Stock of the Company.

            "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

            "FAIR MARKET VALUE" means, unless otherwise specified, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a resolution of the Board of Directors of the Company delivered to the Trustee.

            "GAAP" means generally accepted accounting principles in the United States of America as in effect on the Issue Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession.

            "GUARANTEE" means the guarantee of the Subsidiary Guarantors set forth in Article XI and any additional guarantee of the Notes executed by any Subsidiary of the Company as evidenced by a supplemental indenture.

            "GUARANTOR" means (i)_each of Enclave Advancement Group, Inc., a Delaware corporation, ECCA Managed Vision Care, Inc., a Texas corporation, Visionworks Holdings, Inc., a Florida corporation, Visionworks, Inc., a Florida corporation, Visionworks Properties, Inc., a Florida corporation, Eyecare Holdings, Inc., a Delaware corporation, Visionary Retail Management, Inc., a Delaware corporation, Visionary Properties, Inc., a Delaware corporation, Visionary MSO, Inc., a Delaware corporation, The Samit Group, Inc., a Delaware corporation, Hour Eyes, Inc., a Maryland corporation, Skylab Optical, Inc., a Virginia corporation, and Metropolitan Vision Services, Inc., a Virginia corporation and (ii) each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

            "GUARANTOR SENIOR INDEBTEDNESS" means with respect to a Guarantor,
(i) the Bank Indebtedness and (ii) all Indebtedness of such Guarantor including interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Guarantor at the relevant contractual rate provided in the documentation relating thereto whether or not a claim for post-filing interest is allowed in such proceedings), whether outstanding on the Issue Date or thereafter incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is expressly provided that such obligations are not superior in right of payment to the Guarantee of such Guarantor; provided, however, that Guarantor Senior Indebtedness shall not include (1) any obligation of such Guarantor to any Subsidiary of such Guarantor, (2) any liability for Federal, state, local or other taxes owed or owing by such Guarantor, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of such Guarantor which is expressly subordinate in right of payment to any other Indebtedness of such Guarantor, including any Senior Subordinated Indebtedness and any Subordinated Obligations,
(5) any obligations to repurchase, redeem or make payments owing with respect to any Capital Stock or (6) that portion of any Indebtedness incurred in violation of this Indenture provisions set forth under Section 4.3 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative and the Trustee shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture).

            "HOLDER" or "SECURITYHOLDER" means the Person in whose name a Note is registered on the Registrar's books.

            "INDEBTEDNESS" means with respect to any Person, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all Capitalized Lease Obligations of such Person,
(iv) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (v) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, (vi) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (i) through (v) above and clause (viii) below, (vii) all obligations of any other Person of the type referred to in clauses (i) through (vi) which are secured by any lien on any property or asset of such Person but which obligations are not assumed by such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such property or asset or the amount of the obligation so secured, (viii) all obligations under currency swap agreements and interest swap agreements of such Person and (ix) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, (x) the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of sch Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of

Directors of the issuer of such Disqualified Capital Stock and (y) any transfer of accounts receivable or other assets which constitute a sale for purposes of GAAP shall not constitute Indebtedness hereunder.

            "INDENTURE" means this Indenture as amended or supplemented from time to time.

            "INTEREST SWAP OBLIGATIONS" means the obligations of any Person, pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount.

            "INVESTMENT" by any Person in any other Person means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, such other Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be. For the purposes of Section 4.4, (i) the Company shall be deemed to have made an "Investment" equal to the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and the aggregate amount of Investments made on the Issue Date shall exclude (to the extent the designation as an Unrestricted Subsidiary was included as a Restricted Payment) the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted

Subsidiary is designated a Restricted Subsidiary, not to exceed the amount of the Investment deemed made at the date of designation thereof as an Unrestricted Subsidiary, and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, writedowns or write-offs with respect to such Investment, reduced by the payment of dividends or distributions (including tax sharing payments) in connection with such Investment or any other amounts received in respect of such Investment, provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% (or 80% in the case of clause (ix) of the defnition of "Permitted Investments") of the outstanding Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

            "ISSUE DATE" means the date of original issuance of the Notes.

            "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

            "MINIMUM RATING" means (i)_a rating of at least BBB- (or equivalent successor rating) by S&P and (ii)_a rating of at least Baa3 (or equivalent successor rating) by Moody's.

            "MOODY'S" means Moody's Investors Service, Inc. and its successors.

            "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Subsidiaries from such Asset Sale net of (a) out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions), (b) taxes paid or payable after taking into account any reduction in consolidated tax liability due to available tax credits or deductions and any tax sharing arrangements, (c) repayment of Senior Indebtedness that is required to be repaid in connection with such Asset Sale,
(d) any portion of cash proceeds which the Company determines in good faith should be reserved for post-closing adjustments, it being understood and agreed that on the day that all such post-closing adjustments have been determined, the amount (if any) by which the reserved amount in respect of such Asset Sale exceeds the actual post-closing adjustments payable by the Company or any of its Subsidiaries shall constitute Net Cash Proceeds on such date; provided that, in the case of the sale by the Company of an asset constituting an Investment made after the Issue Date (other than a Permitted Investment), the "Net Cash Proceeds" in respect of such Asset Sale shall not include the lesser of (x) the cash received with respect to such Asset Sale and (y) the initial amount of such Investment, less, in the case of clause (y), all amounts (up to an amount not to exceed the initial amount of such Investment) received by the Company with respect to such Investment, whether by dividend, sale, liquidation or repayment, in each case prior to the date of such Asset Sale.

            "NEW CREDIT FACILITY" means the credit agreement to be dated as of the Issue Date, among the Company, the lenders party thereto from time to time and Bankers Trust Corporation, as administrative agent, and Merrill Lynch Capital Corporation, as syndication agent, together with the related documents thereto (including, without limitation, any guarantee agreements, promissory notes and collateral documents), in each case as such agreements may be amended, supplemented or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether in whole or in part and whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original New Credit Facility or one or more other credit agreements or otherwise) including, without limitation, to increase the amount of available borrowings thereunder or to add Restricted Subsidiaries as additional borrowers or guarantors or otherwise.

            "NOTES CUSTODIAN" means the trustee as custodian for the Depository.

            "OBLIGATIONS" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness, without duplication.

            "OFFERING MEMORANDUM" means the Offering Memorandum dated April , 1998 relating to the Initial Notes; provided that after the issuance of Exchange Notes, all references herein to "Offering Memorandum" shall be deemed references to the prospectus relating to the Exchange Notes.

            "OFFICER" means the Chairman of the Board, the President, any Vice President, the Treasurer or the Secretary of the Company, as applicable.

            "OFFICERS' CERTIFICATE" means a certificate signed by two Officers.

            "OPINION OF COUNSEL" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

            "PERMITTED HOLDER" means and includes (i) the Principal or any of its Affiliates, (ii) any corporation the outstanding voting power of the capital stock of which is beneficially owned, directly or indirectly, by the Principal or any of its Affiliates in substantially the same proportions as their ownership of the voting power of the capital stock of the Company, or (iii) any underwriter during the period engaged in a firm commitment underwriting on behalf of the Company with respect to the shares of capital stock being underwritten.

            "PERMITTED INDEBTEDNESS" means, without duplication, (i) the Notes and the Guarantees, (ii)_Indebtedness incurred pursuant to the New Credit Facility in an aggregate outstanding principal amount at any time not to exceed the amount of the aggregate commitments permitted pursuant to the New Credit Facility as in effect on the Issue Date (A)_less the amount of all mandatory principal payments actually made in respect of the Term Loan Facility (excluding any such repayment to the extent refinanced and replaced at the time of payment) and (B)_reduced by any required permanent repayments actually made (which are accompanied by a corresponding permanent commitment reduction) in respect of the Revolving Credit Facility (excluding any such repayment and commitment reductions to the extent refinanced and replaced at the time of payment) in each case pursuant to this clause (B), actually effected in satisfaction of the Net Cash Proceeds requirement described under Section 4.6 (it being recognized that a reduction in any borrowing base thereunder in and of itself shall not be deemed a required permanent repayment), (iii) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereon, (iv)_Interest Swap Obligations of the Company or any of its

Restricted Subsidiaries covering Indebtedness of the Company or any of its Restricted Subsidiaries; provided that any Indebtedness to which any such Interest Swap Obligations correspond is otherwise permitted to be incurred under this Indenture; provided, further, that such Interest Swap Obligations are entered into, in the judgment of the Company, to protect the Company and its Restricted Subsidiaries from fluctuation in interest rates on their respective outstanding Indebtedness, (v)_Indebtedness of the Company or any of its Restricted Subsidiaries under Currency Agreements entered into, in the judgment of the Company, to protect the Company or such Restricted Subsidiary from foreign currency exchange rates, (vi) intercompany Indebtedness owed by any Restricted Subsidiary of the Company to the Company or any Restricted Subsidiary of the Company or by the Company to any Restricted Subsidiary, (vii) Acquired Indebtedness of the Company or any Restricted Subsidiary of the Company to the extent the Company could have incurred such Indebtedness in accordance with
Section 4.3 (without giving effect to the exception for Permitted Indebtedness) on the date such Indebtedness became Acquired Indebtedness; provided that, in the case of Acquired Indebtedness of a Restricted Subsidiary of the Company, such Acquired Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company, (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or other similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five business days of its incurrence, (ix) any refinancing, modification, replacement, renewal, restatement, refunding, deferral, extension, substitution, supplement, reissuance or resale of existing or future Indebtedness, including any additional Indebtedness incurred to pay interest or premiums required by the instruments governing such existing or future Indebtedness as in effect at the time of issuance thereof

("REQUIRED PREMIUMS") and fees in connection therewith; provided that any such event shall not (1) result in an increase in the aggregate principal amount of Permitted Indebtedness (except to the extent such increase is a result of a simultaneous incurrence of additional Indebtedness (A) to pay Required Premiums and related fees or (B) otherwise permitted to be incurred under this Indenture) of the Company and its Restricted Subsidiaries and (2) create Indebtedness with a Weighted Average Life to Maturity at the time such Indebtedness is incurred that is less than the Weighted Average Life to Maturity at such time of the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold (except that this subclause (2) will not apply in the event the Indebtedness being refinanced, modified, replaced, renewed, restated, refunded, deferred, extended, substituted, supplemented, reissued or resold was originally incurred in reliance upon clause (vi) or (xv) of this definition); provided that no Restricted Subsidiary of the Company may refinance any Indebtedness pursuant to this clause (ix) other than its own Indebtedness, (x) Indebtedness (including Capitalized Lease Obligations) incurred by the Company or any Restricted Subsidiary to finance the purchase, lease or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate principal amount outstanding not to exceed $10.0 million at the time of any incurrence thereof (which amount may, but shall not be required to be incurred pursuant to the New Credit Facility, but shall be deemed not to include any such Indebtedness incurred in whole or in part under the New Credit Facility to the extent permitted by clause (ii) above or clause (xvi) below or pursuant to the proviso to Section 4.3), (xi) Indebtedness incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims, (xii) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition, provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition, (xii) the incurrence by a Receivables Entity of Indebtedness in a Qualified Receivables Transaction that is not recourse to the Company or any Restricted Subsidiary of the Company (except for Standard Securitization Undertakings), (xiv) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any Restricted Subsidiary of the Company in the ordinary course of business, (xv) Indebtedness consisting of guarantees (x) by the Company of Indebtedness, leases and any other obligation or liability permitted to be incurred under this Indenture by Restricted Subsidiaries of the Company, and (y) by Restricted Subsidiaries of the Company that are Guarantors of Indebtedness, leases and any other obligation or liability permitted to be incurred under this Indenture by the Company or other Restricted Subsidiaries of the Company, and (xvi) additional Indebtedness of the Company or any Restricted Subsidiary of the Company that is a Guarantor in an aggregate principal amount not to exceed $10.0 million at any one time outstanding (which amount may, but shall not be required to, be incurred pursuant to the New Credit Facility, but should not be deemed to include any such Indebtedness incurred in whole or in part under the New Credit Facility to the extent permitted by clause (ii) or clause (x) above or pursuant to the proviso to Section 4.3).

            "PERMITTED INVESTMENTS" means (i) Investments by the Company or any Restricted Subsidiary of the Company in any Restricted Subsidiary of the Company (whether existing on the Issue Date or created thereafter) and Investments in the Company by any Restricted Subsidiary of the Company; (ii) cash and Cash Equivalents; (iii) Investments existing on the Issue Date and Investments made on the Issue Date pursuant to the Recapitalization Agreement; (iv) loans and advances to employees, officers and directors of the Company and its Restricted Subsidiaries not in excess of $3.0 million at any one time outstanding; (v) accounts receivable owing to the Company or any Restricted Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however that such trade terms may include such concessionary trade terms as the Company or such Restricted Subsidiary deems reasonable under the circumstances; (vi) Currency Agreements and Interest Swap Obligations entered into by the Company or any of its Restricted Subsidiaries for bona fide business reasons and not for speculative purposes, and otherwise in compliance with this Indenture; (vii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers; (viii) guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred by the Company or any of its Restricted Subsidiaries under this Indenture; (ix) Investments by the Company or any Restricted Subsidiary of the Company in a Person, if as a result of such Investment (A) such Person becomes a Restricted Subsidiary of the Company or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Company or a Restricted

Subsidiary of the Company; (x) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (x) that are at the time outstanding, not exceeding $5.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value), plus an amount equal to (A) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date of Qualified Capital Stock of the Company (including Qualified Capital Stock issued upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or as capital contributions to the Company (other than from a Subsidiary) ) and (B) without duplicatin of any amounts included in clause (x)
(A) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock, that in the case of amounts described in clause (x) (A) or (x)_(B) are applied by the Company within 180 days after receipt, to make additional Permitted Investments under this clause (x) (such additional Permitted Investments being referred to collectively as "STOCK PERMITTED INVESTMENTS"); (xi) any Investment by the Company or a Restricted Subsidiary of the Company in a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness; provided that any Investment in a Receivables Entity is in the form of a Purchase Money Note, contribution of additional Receivables or an equity interest; (xii) Investments received by the Company or its Restricted Subsidiaries as consideration for asset sales, including Asset Sales; provided in the case of an Asset Sale, (A) such Investment does not exceed 25% of the consideration received for such Asset Sale and (B) such Asset Sale is otherwise effected in compliance with Section 4.6; (xiii) Investments by the Company or its Restricted Subsidiaries in joint ventures in an aggregate amount not in excess of $5.0_million; and (xiv) that portion of any Investment where the consideration provided by the Company is Capital Stock of the Company (other than Disqualified Capital Stock). Any net cash proceeds that are used by the Company or any of its Restricted Subsidiaries to make Stock Permitted Investments pursuant to clause (x) of this definition shall not be included in subclauses (x) and (y) of clause (iii) of the first paragraph of
Section 4.4.

            "PERMITTED LIENS" means the following types of Liens:

                  () Liens securing the Notes;

            () Liens securing Acquired Indebtedness incurred in reliance on clause (vii) of the definition of Permitted Indebtedness; provided that such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company;

                  () Liens existing on the Issue Date, together with any Liens securing Indebtedness incurred in reliance on clause (x) of the definition of Permitted Indebtedness in order to refinance the Indebtedness secured by Liens existing on the Issue Date; provided that the Liens securing the refinancing Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced;

                  () Liens in favor of the Company on the property or assets, or any proceeds, income or profit therefrom, of any Restricted Subsidiary of the Company; and

                  () other Liens securing Senior Subordinated Indebtedness of the Company or any Restricted Subsidiary that is a Guarantor, provided that the maximum aggregate amount of outstanding obligations secured thereby shall not at any time exceed $5.0 million.

            "PERSON" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof or any other entity.

            "PLAN" means any employee benefit plan, retirement plan, deferred compensation plan, restricted stock plan, health, life, disability or other insurance plan or program, employee stock purchase plan, employee stock ownership plan, pension plan, stock option plan or similar plan or arrangement of the Company or any Subsidiary of the Company, or other successor plan thereof, and "PLANS" shall have a correlative meaning.

            "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

            "PRINCIPAL" means Thomas H. Lee Company and its Affiliates.

            "PRODUCTIVE ASSETS" means assets (including Capital Stock of a Person that directly or indirectly owns assets) of a kind used or usable in the businesses of the Company and its Restricted Subsidiaries as, or related to such business, conducted on the date of the relevant Asset Sale.

            "PURCHASE MONEY NOTE" means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company in connection with a Qualified Receivables Transaction to a Receivables Entity, which note (a) shall be repaid from cash available to the Receivables Entity, other than (i) amounts required to be established as reserves pursuant to agreements, (ii) amounts paid to investors in respect of interest, (iii) principal and other amounts owing to such investors and (iv) amounts paid in connection with the purchase of newly generated receivables and (b) may be subordinated to the payments described in (a).

            "QIB" means any "qualified institutional buyer" (as defined under the Securities Act).

            "QUALIFIED CAPITAL STOCK" means any stock that is not Disqualified Capital Stock.

            "QUALIFIED RECEIVABLES TRANSACTION" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any or its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable. The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries to secure Bank Indebtedness shall not be deemed a Qualified Receivables Transaction.

            "RECAPITALIZATION" means the transaction contemplated by the Recapitalization Agreement, together with the financings therefor.

            "RECAPITALIZATION AGREEMENT" means the Recapitalization Agreement dated as of March 6, 1998 by and between ECCA Merger Corp., a Delaware corporation, and the Company, as in effect on the Issue Date.

            "RECEIVABLES ENTITY" means a Wholly Owned Subsidiary of the Company (or another Person in which the Company or any

Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Entity (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any Subsidiary of the Company (excluding guarantees of Obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results other than through the contribution of additiona Receivables, related security and collections thereto and proceeds of the foregoing. Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

            "REGISTERED EXCHANGE OFFER" shall have the meaning set forth in the Registration Rights Agreement.

            "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights
Agreement, dated April   , 1998, among the Company, BT Alex. Brown, Incorporated
and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

            "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative in respect of any Designated Senior Indebtedness; provided that if, and for so long as, any Designated Senior Indebtedness lacks such a representative, then the Representative for such Designated Senior Indebtedness shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Indebtedness in respect of any Designated Senior Indebtedness.

            "RESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

            "REVOLVING CREDIT FACILITY" means the Revolving Credit Facility under the New Credit Facility.

            "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., and its successors.

            "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

            "SECURED INDEBTEDNESS" means any Indebtedness of the Company or any Guarantor secured by a Lien.

            "SUBSIDIARY GUARANTOR" means (i) each of the Company's Subsidiaries existing on the Issue Date that has guaranteed the Indebtedness under the [________________] and (ii) each of the Company's Subsidiaries that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture as a Subsidiary Guarantor whether pursuant to the provisions set forth under Section 4.11 or otherwise.

            "SECURITYHOLDER" or "HOLDER" means the Person in whose name a Note is registered in on the Registrar's books.

            "SENIOR INDEBTEDNESS" means (i) the Bank Indebtedness and (ii) all Indebtedness of the Company, including interest thereon (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company at the relevant contractual rate provided in the documentation relating thereto whether or not a claim for post-filing interest is allowed in such proceedings), whether outstanding on the Issue Date or thereafter incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is expressly provided that such obligations are not superior in right of payment to the Notes; provided, however, that Senior Indebtedness shall not include (1) any obligation of the Company to any Subsidiary of the Company, (2) any liability for Federal, state, local or other taxes owed or owing by the Company, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any Indebtedness of the Company which is expressly subordinate in right of payment to any other Indebtedness of the Company, including any Senior Subordinated Indebtedness and any Subordinated Obligations, (5) any obligations to repurchase, redeem or make payments owing with respect to any Capital Stock or (6) that portion of any Indebtedness incurred in violation of this Indenture provisions set forth under Section 4.3 (but, as to any such obligation, no such violation shall be deemed to exist for purposes of this clause (6) if the holder(s) of such obligation or their representative and the Trustee shall have received an Officers' Certificate of the Company to the effect that the incurrence of such Indebtedness does not (or, in the case of revolving credit Indebtedness, that the incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture).

            "SENIOR SUBORDINATED INDEBTEDNESS" means, with respect to the Company or any Guarantor, the Notes or the Guarantee of such Guarantor, as applicable, and any other Indebtedness of the Company or such Guarantor, as applicable, that specifically provides that such Indebtedness is to rank pari passu with the Notes or the Guarantee of such Guarantor, as applicable, and is not by its express terms subordinate in right of payment to any Indebtedness of the Company or such Guarantor, as applicable, which is not Senior Indebtedness or Guarantor Senior Indebtedness, as applicable.

            "SIGNIFICANT SUBSIDIARY" means, as of any date of determination, for any Person, each Restricted Subsidiary of such Person which (i) for the most recent fiscal year of such Person accounted for more than 10% of consolidated revenues or consolidated net income of such Person or (ii) as at the end of such fiscal year, was the owner of more than 10% of the consolidated assets of such Person.

            "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which the Company reasonably believes to be customary in an accounts receivable transaction.

            "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

            "SUBORDINATED OBLIGATION" means, with respect to the Company or any Guarantor, any Indebtedness of the Company or such Guarantor, as applicable (whether outstanding on the Issue Date or thereafter incurred), which is expressly subordinate in right of payment to the Notes or the Guarantee of such Guarantor, as applicable, pursuant to a written agreement.

            "SUBSIDIARY" means, with respect to any Person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii)_any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

            "SUBSIDIARY GUARANTOR" means (i) each of the Company's Subsidiaries existing on the Issue Date that has guaranteed the Indebtedness under the [_______________] and (ii)_each of the Company's Subsidiaries that in the future executes a supplemental indenture in which such Subsidiary agrees to be bound by the terms of this Indenture as a Subsidiary Guarantor whether pursuant to the provisions set forth under Section 4.11 or otherwise.

            "TERM LOAN FACILITY" means the Term Loan Facility under the New Credit Facility.

            "THL CO." means Thomas H. Lee Company, a financial investment firm.

            "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. sec.sec._77aaa-77bbbb) as in effect on the date of this Indenture.

            "TRANSFER RESTRICTED NOTES" means Notes that bear or are required to bear the legend set forth in Section 2.6 hereof.

            "TRUST OFFICER" means any officer of the Trustee assigned by the Trustee to administer this Indenture, or in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

            "UNRESTRICTED SUBSIDIARY" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) the Company certifies to the Trustee that such designation complies with Section 4.4 and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if (x) immediately after giving effect to such designation and treating all Indebtedness of such Unrestricted Subsidiary as being incurred on such date, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.3 and (y) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

            "U.S. GOVERNMENT OBLIGATIONS" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

            "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

            "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (i) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

            "WHOLLY OWNED SUBSIDIARY" means any Restricted Subsidiary of the Company all the outstanding voting securities of which (other than directors, qualifying shares or an immaterial amount of shares required to be owned by other Persons pursuant to applicable law) are owned, directly or indirectly, by the Company.

                  SECTION ..  OTHER DEFINITIONS.

                                                              Defined in
                            Term                               Section
                            ----                              ---------

"Affiliate Transaction"...............................           4.7
"Agent Member"........................................           2.1
"Bankruptcy Law"......................................           6.1
"Blockage Notice".....................................           10.3
"Change of Control Offer".............................           4.8
"Change of Control Payment Date"......................           4.8(b)
"covenant defeasance option"..........................           8.1(b)
"Custodian"...........................................           6.1
"Definitive Notes"....................................           2.1
"Event of Default"....................................           6.1
"Exchange Fixed Rate Notes"...........................           Preamble

"Exchange Floating Rate Notes"........................       Preamble
"Exchange Notes"......................................       Preamble
"Global Note".........................................       2.1(b)
"incur"...............................................       4.3
"Initial Fixed Rate Notes"............................       Preamble
"Initial Floating Rate Notes".........................       Preamble
"Initial Notes".......................................       Preamble
"legal defeasance option".............................       8.1(b)
"Legal Holiday".......................................       13.8
"Net Proceeds Offer"..................................       4.6
"Net Proceeds Offer Amount"...........................       4.6
"Net Proceeds Offer Trigger Date".....................       4.6
"Non-Global Purchaser"................................       2.1
"Note Offer Amount"...................................       4.6(a)
"Notes"...............................................       Preamble
"Offer"...............................................       4.6
"Other Debt"..........................................       6.1
"pay the Notes".......................................       10.3
"Paying Agent"........................................       2.3
"Payment Blockage Period".............................       10.3
"Reference Date"......................................       4.4(a)
"Registrar"...........................................       2.3
"Restricted Payment"..................................       4.4
"Rule 144A"...........................................       2.1(b)
"Successor Company"...................................       5.1
"Trustee".............................................       Preamble

          SECTION .. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

This Indenture is subject to the mandatory provisions of the TIA which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                  "Commission" means the SEC.
            "indenture securities" means the Notes.
            "indenture security holder" means a Securityholder.
            "indenture to be qualified" means this Indenture.

            "indenture trustee" or "institutional trustee" means the Trustee.

            "obligor" on the indenture securities means the Company and any other obligor on the indenture securities.

            All other TIA terms used in this Indenture that are defined by the TIA, defined by the TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                  SECTION .. RULES OF CONSTRUCTION. Unless the context otherwise requires:

            () a term has the meaning assigned to it;

            () an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

            () "or" is not exclusive;

            () "including" means including without limitation;

            () words in the singular include the plural and words in the plural include the singular;

            () unsecured Indebtedness shall not be deemed to be subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

            () the principal amount of any non interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

            () the principal amount of any Preferred Stock shall be (i) the maximum liquidation preference of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                     ARTICLE

                                 THE SECURITIES

                   SECTION .. FORM AND DATING. () The Initial Fixed Rate Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT A-1 and the Initial Floating Rate Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBITS A-2, which are hereby incorporated in and expressly made a part of this Indenture. The Exchange Fixed Rate Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT B-1 and the Exchange Floating Rate Notes and the Trustee's certificate of authentication shall be substantially in the form of EXHIBIT B-2, which are hereby incorporated by reference and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage, in addition to those set forth on EXHIBITS A-1, A-2, B-1 and B-2. The Company and the Trustee shall approve the forms of the Notes and any notation, endorsement or legend on them. Each Note shall be dated the date of its authentication. The terms of the Notes set forth in EXHIBIT A-1, A-2, B-1 and B-2 are part of the terms of this Indenture and, to the extent applicable, the Company, and the Trustee, by their execution and delivery of this Indenture, expressly agree to be bound by such terms.

                  ()  GLOBAL NOTES.  The Initial Notes are being offered and
sold by the Company pursuant to a Purchase Agreement, dated April   , 1998,
among the Company, BT Alex. Brown, Incorporated and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "PURCHASE AGREEMENT").

                  Initial Notes offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("RULE 144A") as provided in the Purchase Agreement, shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form without interest coupons with the Global Notes Legend and Restricted Notes Legend set forth in Exhibit A hereto (each, a "GLOBAL NOTE"), which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, at its corporate trust office, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by endorsements made on such Global Notes by the Trustee, the Notes Custodian or the Depository or its nominee as hereinafter provided.

                  () BOOK-ENTRY PROVISIONS. This Section 2.1(c) shall apply only to Global Notes.

                  Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or an agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of the Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

                  () CERTIFICATED NOTES. Except as provided in Section 2.6, owners of beneficial interests in Global Notes will not be entitled to receive Definitive Notes (as hereinafter defined). Initial Notes offered and sold to Persons who are not QIBs (referred to herein as the "Non-Global Purchasers"), as provided in the Purchase Agreement, shall be issued initially to such Persons in the form of certificated Initial Notes bearing the Restricted Notes Legend set forth in Exhibit A hereto ("DEFINITIVE NOTES"); provided, however, that upon transfer of such Definitive Notes to a QIB, such Definitive Notes will, unless the Global Note has previously been exchanged, be exchanged for an interest in a Global Note pursuant to the provisions of Section 2.6 hereof. Definitive Notes will bear the Restricted Notes Legend set forth on Exhibit A unless removed in accordance with Section 2.6(f) hereof.

                  SECTION .. EXECUTION AND AUTHENTICATION. Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Notes and may be in facsimile form.

                  If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

            A Note shall not be valid until an authorized signatory of the Trustee manually authenticates the Note. The signature of the Trustee on a Note shall be conclusive evidence that such Note has been duly and validly authenticated and issued under this Indenture.

            The Trustee shall authenticate and deliver: (1) Initial Notes for original issue in an aggregate principal amount of $150 million and (2) Exchange Notes for issue only in a Registered Exchange Offer pursuant to the Registration Rights Agreement, and only in exchange for Initial Notes of an equal principal amount, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and whether the Notes are to be Initial Notes or Exchange Notes. The aggregate principal amount of Notes outstanding at any time may not exceed $150 million except as provided in Section 2.7.

            The Trustee may appoint an agent (the "AUTHENTICATING AGENT") reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, any such Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

                  SECTION .. REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "REGISTRAR") and an office or agency where Notes may be presented for payment (the "PAYING AGENT"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

                  The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of each such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. The Company or any of its domestically incorporated Wholly Owned Restricted Subsidiaries may act as Paying Agent, Registrar, co-registrar or transfer agent.

            The Company initially appoints the Trustee as Registrar and Paying Agent for the Notes.

                  SECTION .. PAYING AGENT TO HOLD MONEY IN TRUST. By at least 10:00 A.M. (New York City time) on the date on which any principal of or interest on any Note is due and payable, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal or interest when due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that such Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by such Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent (other than the Trustee) to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money delivered to the Trustee. Upon any bankruptcy, reorganization or similar proceeding with respect to the Company, the Trustee shall serve as Paying Agent for the Notes.

            SECTION .. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

            SECTION ..  TRANSFER AND EXCHANGE.

                  () TRANSFER AND EXCHANGE OF DEFINITIVE NOTES. When Definitive Notes are presented by a Holder to the Registrar or a co-registrar with a request:

            (x) to register the transfer of such Definitive Notes; or

            (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that:

                  ()    such Definitive Notes shall be duly endorsed
or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by such Holder or his attorney duly authorized in writing; and

            () if such Definitive Notes are Transfer Restricted Notes, such Definitive Notes shall also be accompanied by the following additional information and documents, as applicable:

      (A) if such Transfer Restricted Notes are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse of the Note); or

      (B) if such Transfer Restricted Notes are being transferred (x) to the Company or to a QIB in accordance with Rule 144A under the Securities Act or (y) pursuant to an effective registration statement under the Securities Act, a certification from such Holder to that effect (in the form set forth on the reverse of the Note); or

      (C) if such Transfer Restricted Notes are being transferred (w) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or (x) in reliance on another exemption from the registration requirements of the Securities Act: (i) a certification to that effect from such Holder (in the form set forth on the reverse of the Note) and
(ii) if the Company or the Trustee so requests, an Opinion of Counsel reasonably acceptable to the Company and to the Trustee to the effect that such transfer is in compliance with the Securities Act.

                  () RESTRICTIONS ON TRANSFER OF A DEFINITIVE SECURITY FOR A BENEFICIAL INTEREST IN A GLOBAL SECURITY. A Definitive Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

                  () certification, in the form set forth on the reverse of the Note, to the effect that such Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act; and

             () written instructions from the Holder thereof directing the Trustee to make, or to direct the Notes Custodian to make, an endorsement on the Global Note to reflect an increase in the aggregate principal amount of the Notes represented by the Global Note, then the Trustee shall cancel such Definitive Note and cause, or direct the Notes Custodian to cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of Notes represented by the Global Note to be increased accordingly. If no Global Notes are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Note in the appropriate principal amount. The Trustee shall deliver copies of each certification and instruction received by it pursuant to clauses
(i) and (ii) above to the Depository and, upon receipt thereof, the Depository shall make appropriate adjustments to its books and records to reflect exchange of such Definitive Note for an interest in the Global Note in accordance with
Section 2.6(c).

                  ()  TRANSFER AND EXCHANGE OF GLOBAL NOTES.

()__The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor.

                  () A Global Note deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof only if such transfer complies with this Section 2.6 and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Note or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository or the Trustee to issue Definitive Notes.

             () Any Global Note that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depository to the Trustee to be so transferred, in whole or from time to time in part, without charge, and the Company shall sign and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Global Note, an equal aggregate principal amount of Definitive Notes of authorized denominations. Each Definitive Note delivered in exchange for any portion of a Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and shall be registered in such names as the Depository shall direct. Any Definitive Note delivered in exchange for an interest in the Global Note shall, except as otherwise provided in Section 2.6(f), bear the Restricted Notes Legend set forth in Exhibit A hereto.

             () The registered Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

            () In the event of the occurrence of either of the events specified in Section 2.6(c)(ii), the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

                  () Restriction on Transfer of a Beneficial Interest in a Global Note for a Definitive Note.

                  () Any person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Definitive Note of the same aggregate principal amount; provided that such request is accompanied by the information specified below. Upon receipt by the Trustee of written instructions (or such other form of instructions as is customary for the Depository) from the Depository or its nominee on behalf of any Person having a beneficial interest in a Global Note and, in the case of a Transfer Restricted Note, the following additional information and documents (all of which may be submitted by facsimile):

            (A) if such beneficial interest is being transferred to the Person designated by the Depository as being the owner of a beneficial interest in a Global Note, a certification from such Person to that effect (in the form set forth on the reverse of the Note); or

            (B) if such beneficial interest is being transferred (x) to a QIB in accordance with Rule 144A under the Securities Act and such QIB does not desire to hold such transferred interest through beneficial ownership in a Global Note or (y) pursuant to an effective registration statement under the Securities Act, a certification from such person to that effect (in the form set forth on the reverse of the Note); or

            (C) if such beneficial interest is being transferred (w) pursuant to an exemption from registration in accordance with Rule 144 or Regulation S under the Securities Act; or (x) in reliance on another exemption from the registration requirements of the Securities Act: (i) a certification to that effect from the transferee (in the form set forth on the reverse of the Note) and (ii) if the Company or the Trustee so requests, an Opinion of Counsel reasonably acceptable to the Company and to the Trustee to the effect that such transfer is in compliance with the Securities Act; then the Notes Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depository and the Notes Custodian, the aggregate principal amount of the Global Note to be reduced accordingly and, following such reduction, the Company will execute and the Trustee will authenticate and deliver to the transferee one or more Definitive Notes in accordance with clause (ii) below.

                  () Definitive Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depository, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee in writing. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Definitive Notes are to be so registered in accordance with the instructions of the Depository.

                  () RESTRICTIONS ON TRANSFER AND EXCHANGE OF GLOBAL NOTES. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (c) of this Section 2.6), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee by the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

            () LEGEND.

                  () Except as permitted by the following paragraph (ii) each Note certificate evidencing Global Notes and Definitive Notes (and all Notes issued in exchange therefor or substitution thereof) shall bear a legend in substantially the following form:

      "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR
      (B)_IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY THEREOF OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a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

      SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY UCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT."

                  () Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Global Note) pursuant to Rule 144 under the Securities Act or pursuant to an effective registration statement under the Securities Act:

            (A) in the case of any Transfer Restricted Note that is a Definitive Note, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Note for a Definitive Note that does not bear the legend set forth in paragraph (i)_above and rescind any restriction on the transfer of such Note; and

            (B) in the case of any such Transfer Restricted Note represented by a Global Note, such Transfer Restricted Note shall not be required to bear the legend set forth in paragraph (i) above, although it shall continue to be subject to the provisions of Section 2.6(c) hereof; provided, however, that with respect to any request for an exchange of a Transfer Restricted Note, that is represented by a Global Security for a Definitive Security that does not bear the legend set forth in paragraph (i) above, which request is made in reliance upon Rule 144, the Holder thereof shall certify in writing to the Trustee that such request is being made pursuant to Rule 144 (such certification to be in the form set forth on the reverse of the Security).

                  () CANCELLATION OR ADJUSTMENT OF GLOBAL NOTE. At such time as all beneficial interests in a Global Note have either been exchanged for Definitive Notes, redeemed, repurchased or canceled, such Global Note shall be retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security by the Notes Custodian to reflect such reduction.

            () Obligations with Respect to Transfers and Exchanges of Notes.

                  () To permit registrations of transfers and exchanges, the Company shall, subject to the other terms and conditions of this Article II, execute and the Trustee shall authenticate Definitive Notes and Global Notes at the Registrar's or co-registrar's request.

             () No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company, Registrar or co-registrar may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charges payable upon exchange or transfer pursuant to Sections 4.6, 4.8 or 9.5 or pursuant to paragraph 5 of the Notes).

             () The Registrar or co-registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning (1) 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Notes and ending at the close of business on the day of such mailing or (2) 15 Business Days before an interest payment date and ending on such interest payment date.

             () Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

             () All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

             () NO OBLIGATION OF THE TRUSTEE. (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount or delivery of any Notes (or other security or property) under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders in respect of the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished the Depository with respect to its members, participants and any beneficial owners.

             () The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  SECTION .. REPLACEMENT NOTES. If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note. Every replacement Note is an additional obligation of the Company.

            SECTION .. OUTSTANDING NOTES. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

                  If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee and the Company receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.

            If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

                  SECTION .. TEMPORARY NOTES. Until Definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at any office or agency maintained by the Company for that purpose and such exchange shall be without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute, and the Trustee shall authenticate and deliver in exchange therefor, one or more Definitive Notes representing an equal principal amount of Notes. Until so exchanged, the Holder of temporary Notes shall in all respects be entitled to the same benefits under this Indenture as a holder of Definitive Notes.

            SECTION .. CANCELLATION. The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and destroy (subject to the record retention requirements of the Exchange Act) all Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver a certificate of such destruction to the Company unless the Company directs the Trustee to deliver canceled Notes to the Company. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

            SECTION .. DEFAULTED INTEREST. If the Company defaults in a payment of interest on the Notes, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Company shall fix or cause to be fixed (or upon the Company's failure to do so the Trustee shall fix) any such special record date and payment date to the reasonable satisfaction of the Trustee which specified record date shall not be less than 10 days prior to the payment date for such defaulted interest and shall promptly mail or cause to be mailed to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Person entitled to such defaulted interest as provided in this Section.

            SECTION .. CUSIP NUMBERS. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders, provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

                                     ARTICLE

                                   REDEMPTION

                  SECTION .. NOTICES TO TRUSTEE. If the Company elects to redeem Notes pursuant to Paragraph 6 or Paragraph 7 of the Notes, it shall notify the Trustee in writing of the Redemption Date, the Redemption Price and the principal amount of Notes to be redeemed. The Company shall give notice of redemption to the Paying Agent and Trustee at least 45 days but not more than 60 days before the Redemption Date (unless a shorter notice shall be agreed to by the Trustee in writing), together with an Officers' Certificate stating that such redemption will comply with the conditions contained herein.

            SECTION .. SELECTION OF NOTES TO BE REDEEMED. In the event that less than all of the Fixed Rate Notes or Floating Rate Notes are to be redeemed at any time, selection of such Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed or, if such Notes are not then listed on a national securities exchange, on a PRO RATA basis, by lot or by such method as the Trustee shall deem fair and appropriate; PROVIDED, HOWEVER, that no Notes of a principal amount of $1,000 or less shall be redeemed in part; and PROVIDED, FURTHER, that if a partial redemption is made with the net cash proceeds of an Equity Offering, selection of the Fixed Rate Notes or portions thereof for redemption shall be made by the Trustee only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to the procedures of the Depository), unless such method is otherwise prohibited.

            SECTION .. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Notes to be redeemed and shall state:

            () the Redemption Date;

            () the Redemption Price and the amount of accrued interest, if any, to be paid;

            () the name and address of the Paying Agent;

            () that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

            () that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

            () if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

            () if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption; and

            () the Paragraph of the Notes pursuant to which the Notes are to be redeemed.

                  The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

                  SECTION .. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date; provided that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Securityholder of the redeemed Notes registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

            SECTION .. DEPOSIT OF REDEMPTION PRICE. On or before 11:00 a.m New York time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes to be redeemed on that date.

                  If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

                  SECTION .. NOTES REDEEMED IN PART. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Note equal in a principal amount to the unredeemed portion of the Note surrendered.

                                     ARTICLE

                                    COVENANTS

                  SECTION .. PAYMENT OF NOTES. The Company shall promptly pay the principal of (and premium, if any) and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal (and premium, if any) and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal (and premium, if any) and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture.

                  The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

            Notwithstanding anything to the contrary contained in this Indenture, the Paying Agent may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States of America from principal or interest payments hereunder.

                  SECTION .. LIMITATION ON LIENS. The Company will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any of their respective property or assets, or any proceeds, income or profit therefrom which secure Senior Subordinated Indebtedness or Subordinated Obligations, unless (i) in the case of Liens securing Subordinated Obligations, the Notes are secured by a Lien on such property, assets, proceeds, income or profit that is senior in priority to such Liens and (ii) in the case of Liens securing Senior Subordinated Indebtedness, the Notes are equally and ratably secured by a Lien on such property, assets, proceeds, income or profit.

            SECTION .. LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Default or Event of Default shall have occurred and be continuing at the time or as a consequence of the incurrence of any such Indebtedness, the Company and its Restricted Subsidiaries which are Guarantors may incur Indebtedness (including, without limitation, Acquired Indebtedness) and Restricted Subsidiaries of the Company may incur Acquired Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof, the Consolidated Fixed Charge Coverage Ratio of the Company is greater than 2.0 to 1.0.

            SECTION .. LIMITATION ON RESTRICTED PAYMENTS. () The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, (a) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock) on or in respect of shares of Capital Stock of the Company to holders of such Capital Stock, (b) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock, other than the exchange of such Capital Stock for Qualified Capital Stock, (c)_make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the Notes, or (d) make any Investment (other than Permitted Investments) in any other Person

(each of the foregoing actions set forth in clauses (a), (b), (c) and (d) (other than the exceptions thereto) being referred to as a "RESTRICTED PAYMENT"), if at the time of such Restricted Payment or immediately after giving effect thereto,
(i) a Default or an Event of Default shall have occurred and be continuing, (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.3 or (iii) the aggregate amount of Restricted Payments made subsequent to the Issue Date shall exceed the sum of: (w) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company earned subsequent to the Issue Date and on or prior to the date the Restricted Payment occurs (the "REFERENCE DATE") (treating such period as a single accounting period); plus (x) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company (including Qualified Capital Stock issued upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness but excluding net cash proceeds from the sale of Qualified Capital Stock to the extent used to repurchase or acquire shares of Capital Stock of the Company pursuant to clause (2)(ii) of the next succeeding paragraph); plus (y) without duplication of any amounts included in clause (iii) (x) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock; plus (z) to the extent that any Investment (other than a Permitted Investment) that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash received with respect to such sale, liquidation or repayment of such Investment (less the cost of such sale, liquidation or repayment, if any) and (B) the initial amount of such Investment, but only to the extent not included in the calculation of

Consolidated Net Income. Any net cash proceeds included in the foregoing clauses
(iii)(x) or (iii)(y) shall not be included in clause (x)(A) or clause (x)(B) of the definition of "Permitted Investments" to the extent actually utilized to make a Restricted Payment under this paragraph.

                  Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit: (1) the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of such dividend or notice of such redemption if the dividend or payment of the redemption price, as the case may be, would have been permitted on the date of declaration or notice; (2) if no Default or Event of Default shall have occurred and be continuing as a consequence thereof, the acquisition of any shares of Capital Stock of the Company, either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company; (3) so long as no Default or Event of Default shall have occurred or be continuing, payments for the purpose of and in an amount equal to the amount required to permit the Company to redeem or repurchase shares of its Capital Stock or options in respect thereof, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause (3) shall not exceed $5.0 million in the aggregate after the Issue Date (which amount shall be increased by the amount of any cash proceeds to the Company from (x) sales of its Capital Stock to management employees subsequent to the Issue Date and (y) any "key-man" life insurance policies which are used to make such redemptions or repurchases);
(4) the payment of fees and compensation as permitted under clause (i) of paragraph (b) of Section 4.7; (5) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; (6) Restricted Payments made pursuant to the Recapitalization Agreement; (7)_so long as no Default or Event of Default shall have occurred or be continuing, payments in respect of any redemption, repurchase, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company or options, stock appreciation or similar securities, in each case held by then current or former officers, directors or employees of the Company or any of its Subsidiaries (or their estates or beneficiaries under their estates) or by an employee benefit plan, upon death, disability, retirement or termination of employment, not to exceed $2.5 million in the aggregate in any fiscal year or $10.0 million in the aggregate since the Issue Date; (8) repurchases of the Preferred Stock; provided that such repurchases do not exceed $5.0 million in the aggregate since the Issue Date; (9)_purchases of all (but not less than all), excluding directors' qualifying shares, of the Capital Stock or other ownership interests in a Subsidiary of the Company which Capital Stock or other ownership interests were not theretofore owned by the Company or a Subsidiary of the Company, such that after giving effect to such purchase such Subsidiary becomes a Restricted Subsidiary of the Company; and (10)_so long as no Default or Event of Default shall have occurred or be continuing, payments not to exceed $100,000 in the aggregate since the Issue Date to enable the Company to make payments to holders of its Capital Stock in lieu of issuance of fractional shares of its Capital Stock. In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (ii) of the immediately preceding paragraph, (a) amounts expended (to the extent such expenditure is in the form of cash or other property other than Qualified Capital Stock) pursuant to clauses (1), (3), (7) and (8) of this paragraph shall be included in such calculation, provided that such expenditures pursuant to clauses (3) or (7) shall not be included to the extent of cash proceeds received by the Company from any "key man" life insurance policies, and (b) amounts expended pursuant to clauses (2), (4), (5), (6), (9) and (10) shall be excluded from such calculation.

                  SECTION .. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING SUBSIDIARIES. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock; (b) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of: (1) applicable law; (2) this Indenture; (3) non-assignment provisions of any contract or any lease entered into in the ordinary course of business; (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to the Company or any Restricted Subsidiary of the Company, or the properties or assets of any such Person, other than the Person or the properties or assets of the Person so acquired; provided, however, that such Acquired Indebtedness was not incurred in connection with, or in anticipation or contemplation of an acquisition by the Company or the Restricted Subsidiary; (5) agreements existing on the Issue Date (including, without limitation, the New Credit Facility and the Recapitalization Agreement); (6) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien; (7) restrictions imposed by any agreement to sell assets permitted under this Indenture to any Person pending the closing of such sale; (8) any agreement or instrument governing Capital Stock of any Person that is acquired after the Issue Date; (9) Indebtedness or other contractual requirements of a Receivables Entity in connection with a

Qualified Receivables Transaction; provided that such restrictions apply only to such Receivables Entity and such Restricted Subsidiary is engaged in the Qualified Receivables Transaction; (10)_an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (4) or (5) above; provided, however, that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement are no less favorable to the Company or the Holders in any material respect as determined by the Board of Directors of the Company in good faith than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause
(2), (4) or (5); or (11) any agreement evidencing, or relating to, any Indebtedness incurred after the Issue Date which are not more restrictive than those contained in the New Credit Facility as in effect on the Issue Date.

            SECTION .. LIMITATION ON ASSET SALES. The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless (i) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors); (ii) at least 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, from such Asset Sale shall be cash or Cash Equivalents and is received at the time of such disposition; provided that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets and from which the Company and its Restricted Subsidiaries are unconditionally released and (y) any notes or other obligations received by the Company or such Restricted Subsidiary from such transferee that are promptly, but in no event more than 60 days after receipt, converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) shall be deemed to be cash for purposes of this provision; and (iii) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 365 days of receipt thereof either (A) to prepay Senior Indebtedness and, in the case of any Senior Indebtedness under any revolving credit facility, effect a permanent reduction in the availability under such revolving credit facility, (B) to reinvest in Productive Assets, or (C) a combination of prepayment and investment permitted by the foregoing clauses (iii) (A) and (iii) (B). On the 366th day after an Asset Sale or such earlier date, if any as the Board of Directors of the Company or of such Restricted Subsidiary determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (iii) (A), (iii) (B) and
(iii) (C) of the immediately preceding sentence (each, a "NET PROCEEDS OFFER TRIGGER DATE"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (iii) (A), (iii) (B) and (iii) (C) of the immediately preceding sentence (each a "NET PROCEEDS OFFER AMOUNT") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase for cash (the "NET PROCEEDS OFFER") on a date (the "NET PROCEEDS OFFER PAYMENT DATE") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis at least that amount of Notes equal to the Note Offer Amount at a price in cash equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest thereon, if any, to the date of purchase; provided, however, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof shall be applied in accordance with this covenant. Any offer to purchase with respect to Other Debt shall be made and consummated concurrently with any Net Proceeds Offer.

                  "OTHER DEBT" shall mean other Indebtedness of the Company that ranks pari passu with the Notes and requires that an offer to purchase such Other Debt be made upon consummation of an Asset Sale.

            "NOTE OFFER AMOUNT" means (i) if an offer to purchase Other Debt is not being made, the amount of the Net Proceeds Offer Amount and (ii) if an offer to purchase Other Debt is being made, an amount equal to the product of (x) the Net Proceeds Offer Amount and (y) a fraction the numerator of which is the aggregate amount of Notes tendered pursuant to such offer to purchase and the denominator of which is the aggregate amount of Notes and Other Debt tendered pursuant to such offer to purchase.

            Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $10_million, the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the Net Proceeds Offer Trigger Date relating to such initial Net Proceeds Offer Amount from all Asset Sales by the Company and its Restricted Subsidiaries aggregates at least $10_million, at which time the Company or such Restricted Subsidiary shall apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (the first date the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $10 million or more shall be deemed to be a "NET PROCEEDS OFFER TRIGGER DATE").

            Notwithstanding the immediately preceding paragraphs of this covenant, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent
(i) at least 75% of the consideration for such Asset Sale constitutes Productive Assets and (ii) such Asset Sale is for at least fair market value (as determined in good faith by the Company's Board of Directors); provided that any consideration not constituting Productive Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall to the extent constituting Net Cash Proceeds, be subject to the provisions of the immediately preceding paragraphs; provided that at the time of entering into such transaction or immediately after giving effect thereto, no Default or Event of Default shall have occurred or be continuing or would occur as a consequence thereof.

            In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Article V, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this covenant, and shall comply with the provisions of this covenant with respect to such deemed sale as if it were an Asset Sale. In addition, the fair market value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this covenant; provided, however, that this paragraph shall not apply if, both immediately before and immediately after giving effect to any such transaction, both the transferor and transferee are obligors under this Indenture.

            Each Net Proceeds Offer will be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this

Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Note Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent that the aggregate amount of Notes tendered pursuant to a Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Company may use any remaining Net Proceeds Offer Amount for general corporate purposes. Upon completion of any such Net Proceeds Offer, the Net Proceeds Offer Amount shall be reset at zero.

                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.6 [and Article V], the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.6 [and Article V] by virtue thereof.

                  SECTION .. LIMITATION ON TRANSACTIONS WITH AFFILIATES. (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (an "AFFILIATE TRANSACTION"), other than
(x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions entered into on terms that are no less favorable than those that might be reasonably obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary; provided, however, that for a transaction or series of related transactions with an aggregate value of $5.0 million or more, at the Company's option (i) such determination shall be made in good faith by a majority of the disinterested members of the Board of the Directors of the Company or (ii) the Board of Directors of the Company or any such Restricted Subsidiary party to such Affiliate Transaction shall have received a favorable opinion from an independent nationally recognized investment banking firm that such Affiliate Transaction is fair from a financial point of view to the Company or such Restricted Subsidiary; provided, further, that for a transaction or series of related transactions with an aggregate value of $10.0 million or more, the Board of Directors of the Company shall have received a favorable opinion from an independent nationally recognized investment banking firm that such Affiliate Transaction is fair from a financial point of view to the Company or such Restricted Subsidiary.

                  (b) The foregoing restrictions shall not apply to (i) reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Subsidiary of the Company as determined in good faith by the Company's Board of Directors;
(ii) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries, provided such transactions are not otherwise prohibited by this Indenture; (iii)_transactions effected as part of a Qualified Receivables Transaction; (iv) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date;
(v) Restricted Payments permitted by this Indenture;

(vi) any Permitted Investment; (vii) transactions permitted by, and complying with, the provisions of the covenant described under Article V; (viii) any payment, issuance of securities or other payments, awards or grants, in cash or otherwise, pursuant to, or the funding of, employment arrangements and Plans approved by the Board of Directors of the Company; (ix) the grant of stock options or similar rights to employees and directors of the Company and its Subsidiaries pursuant to Plans and employment contracts approved by the Board of Directors of the Company; (x) loans or advances to officers, directors or employees of the Company or its Restricted Subsidiaries not in excess of $3.0 million at any one time outstanding; (xi) the granting or performance of registration rights under a written registration rights agreement approved by the Board of Directors of the Company; (xii) transactions with Persons solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any of itsRestricted Subsidiaries, where such Persons are treated no more favorably than holders of Indebtedness or Capital Stock of the Company or such Restricted Subsidiary generally; (xiii) any agreement to do any of the foregoing; (xiv) the payment, on a quarterly basis, of management fees to THL Co. and/or any Affiliate of THL Co. in accordance with the management arrangements to be entered into in April 1998 between THL Co. and/or any Affiliate of THL Co. and the Company in an aggregate amount (for all such Persons taken together) not to exceed $125,000 in any fiscal quarter of the Company; provided, however, the Company or any Restricted Subsidiary may make any such payment greater than $125,000 but not to exceed $250,000 in any fiscal quarter if, both before and after giving effect thereto, the Company could incur $1.00 of additional indebtedness (other than Permitted Indebtedness) in compliance with Section 4.3;
(xv) reimbursement of THL Co. and/or any Affiliate of THL Co. for their reasonable out-of-pocket expenses incurred by them in connection with performing management services for the Company and its Subsidiaries; (xvi) the payment of one time fees to THL

Co. and/or Affiliates of THL Co. in connection with each acquisition of a company or a line of business by the Company or its Subsidiaries, such fees to be payable at the time of each such acquisition and not to exceed 1% of the aggregate consideration paid by the Company and its Subsidiaries for any such acquisition; (xvii) the payment of consulting fees to Norman Matthews pursuant to a consulting arrangement entered into on or prior to the Issue Date in an aggregate amount not to exceed $50,000 in any fiscal year of the Company; and (xviii) transactions entered into on the Issue Date in connection with the Recapitalization and the financing therefor.

                  SECTION .. CHANGE OF CONTROL. Upon the occurrence of a Change of Control Triggering Event, each Holder will have the right to require that the Company purchase for cash all or a portion of such Holder's Notes pursuant to the offer described below (the "CHANGE OF CONTROL OFFER"), at a purchase price in cash equal to 101% of the principal amount thereof plus accrued interest to the date of purchase.

                  The Indenture will provide that, prior to the mailing of the notice referred to below, but in any event within 30 days following the date the Company obtains actual knowledge of any Change of Control Triggering Event, the Company covenants to (i) repay in full and terminate all commitments under the Bank Indebtedness or offer to repay in full and terminate all commitments under all Bank Indebtedness and to repay the Bank Indebtedness owed to each holder of Bank Indebtedness which has accepted such offer or (ii) obtain the requisite consents under the New Credit Facility to permit the repurchase of the Notes as provided below. The Company shall first comply with the covenant in the immediately preceding sentence before it shall be required to repurchase Notes pursuant to the provisions described below. The Company's failure to comply with this covenant shall constitute an Event of Default described in clause (iv) and not in clause (ii) under Section 6.1.

            Within 30 days following the date upon which the Company obtains actual knowledge that a Change of Control Triggering Event has occurred, the Company must send, by first class mail, a notice to each Holder. with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. Such notice shall state, among other things, the purchase date, which must be no earlier than 30 days nor later than 45 days from the date such notice is mailed, other than as may be required by law (the "CHANGE OF CONTROL PAYMENT DATE"). Holders electing to have a Note purchased pursuant to a Change of Control Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third business day prior to the Change of Control Payment Date.

            If a Change of Control Offer is made, there can be no assurance that the Company will have available funds sufficient to pay the Change of Control purchase price for all the Notes that might be delivered by Holders seeking to accept the Change of Control Offer. In the event the Company is required to purchase outstanding Notes pursuant to a Change of Control Offer, the Company expects that it would seek third party financing to the extent it does not have available funds to meet its purchase obligations. However, there can be no assurance that the Company would be able to obtain such financing.

            The definition of Change of Control includes a phrase relating to the sale, lease, exchange or other transfer of "all or substantially all" of the Company's assets as such phrase is defined in the Revised Model Business Corporation Act. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty in ascertaining whether a particular transaction would involve a disposition of "all or substantially all" of the assets of the Company, and therefore it may be unclear as to whether a Change of Control has occurred and whether the Holders have the right to require the Company to repurchase such Notes.

            Neither the Board of Directors of the Company nor the Trustee may waive the covenant relating to a Holder's right to redemption upon a Change of Control Triggering Event. Restrictions in this Indenture described herein on the ability of the Company and its Restricted Subsidiaries to incur additional Indebtedness, to grant Liens on their properties, to make Restricted Payments and to make Asset Sales may also make more difficult or discourage a takeover of the Company, whether favored or opposed by the management of the Company. Consummation of any such transaction in certain circumstances may require redemption or repurchase of the Notes, and there can be no assurance that the Company or the acquiring party will have sufficient financial resources to effect such redemption or repurchase. Such restrictions and the restrictions on transactions with Affiliates may, in certain circumstances, make more difficult or discourage any leveraged buyout of the Company or any of its Subsidiaries by the management of the Company. While such restrictions cover a wide variety of arrangements which have traditionally been used to effect highly leveraged transactions, this Indenture may not afford the Holders of Notes protection in all circumstances from the adverse aspects of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction.

                  The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.8, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.8.

                  SECTION .. PROHIBITION ON INCURRENCE OF SENIOR SUBORDINATED DEBT. Neither the Company nor any Guarantor will incur or suffer to exist Indebtedness that is senior in right of payment to the Notes or such Guarantor's Guarantee and subordinate in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be.

            SECTION .. LIMITATION ON PREFERRED STOCK OF RESTRICTED SUBSIDIARIES. The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to a Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Restricted Subsidiary of the Company) to own any Preferred Stock of any Restricted Subsidiary of the Company.

            SECTION .. ADDITIONAL SUBSIDIARY GUARANTEES. The Company will not permit any of its Restricted Subsidiaries that is not a Guarantor (whether formed or acquired before or after the Issue Date), directly or indirectly, to guarantee the payment of any Indebtedness under the New Credit Facility, unless such Restricted Subsidiary, the Company and the Trustee execute and deliver a supplemental indenture evidencing such Restricted Subsidiary's Guarantee of the Notes pursuant to the terms of this Indenture, such Guarantee to be a senior subordinated unsecured obligation of such Subsidiary; provided that if any such Guarantor is released from its guarantee with respect to Indebtedness outstanding under the New Credit Facility, such Guarantor shall automatically be released from its obligations as a Guarantor. Nothing in this covenant shall be construed to permit any Restricted Subsidiary of the Company to incur Indebtedness otherwise prohibited by Section 4.3.

            SECTION .. CONDUCT OF BUSINESS. The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar, related or ancillary to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

            SECTION .. MAINTENANCE OF OFFICE OR AGENCY. The Company shall maintain the office or agency required under Section 2.3. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

            SECTION .. CORPORATE EXISTENCE. Except as otherwise permitted by
Article V, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; provided, however, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiaries, taken as a whole.

            SECTION .. PAYMENT OF TAXES AND OTHER CLAIMS. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or properties of it or any of its Restricted Subsidiaries and (ii) any lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon the property of it or any of its Restricted Subsidiaries; provided, however, that the

Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

            SECTION .. MAINTENANCE OF PROPERTIES AND INSURANCE. () The Company shall, and shall cause each of its Restricted Subsidiaries to, maintain its material properties in good working order and condition (subject to ordinary wear and tear) and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; provided, however, that nothing in this Section 4.16 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties, if such discontinuance is, in the good faith judgment of the Board of Directors of the Company or the Restricted Subsidiary, as the case may be, desirable in the conduct of their respective businesses and is not disadvantageous in any material respect to the Holders.

                  () The Company shall provide or cause to be provided, for itself and each of its Restricted Subsidiaries, insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Board of Directors of the Company, are adequate and appropriate for the conduct of the business of the Company and such Restricted Subsidiaries of the Company in a prudent manner, with reputable insurers or with the government of the United States of America or any agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Board of Directors of the Company, for companies similarly situated in the industry.

                  SECTION .. COMPLIANCE WITH LAWS. The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as are not in the aggregate reasonably likely to have a material adverse effect on the financial condition or results of operations of the Company and its Subsidiaries, taken as a whole.

            SECTION .. ADDITIONAL INFORMATION. The Company will deliver to the Trustee within 15 days after the filing of the same with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the Commission, to the extent permitted, and provide the Trustee and Holders with such annual reports and such information, documents and other reports specified in Sections 13 and 15(d) of the Exchange Act. The Company will also comply with the other provisions of TIA
Section 314(a).

            SECTION .. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

                                     ARTICLE

                                SUCCESSOR COMPANY

                  SECTION .. MERGER, CONSOLIDATION AND SALE OF ASSETS. () The Company will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person or Persons unless:

                  () either (A) the Company shall be the survivor of such merger or consolidation or (B) the surviving Person is a corporation existing under the laws of the United States, any state thereof or the District of Columbia and such surviving Person shall expressly assume all the obligations of the Company under the Notes and this Indenture;

             () immediately after giving effect to such transaction (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction and the other adjustments referred to in the definition of "Consolidated Fixed Charge Coverage Ratio"), the Company or the surviving Person is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.3;

             () immediately before and immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction), no Default or Event of Default shall have occurred and be continuing; and

             () the Company has delivered to the Trustee an Officers' Certificate and Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Indenture, that the surviving Person agrees to be bound thereby and by the Notes and the Registration Rights Agreement, and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

            For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company. Notwithstanding the foregoing clauses (ii) and (iii) above, (a) any Restricted Subsidiary of the Company may consolidate with, merge into or transfer all or part of its properties and assets to the Company and (b) the Company may merge with an Affiliate that is (x)_a corporation that has no material assets or liabilities and which was incorporated solely for the purpose of reincorporating the Company in another jurisdiction or (y)_a Restricted Subsidiary of the Company so long as all assets of the Company and the Restricted Subsidiaries immediately prior to such transaction are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof.

                  () Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the surviving entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such.

                                     ARTICLE

                              DEFAULTS AND REMEDIES

                  SECTION .. EVENTS OF DEFAULT. An "Event of Default" occurs if:

            () the failure to pay interest (including additional interest, if any, under the Registration Rights Agreement) on any Notes when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment shall be prohibited by Article X);

            () the failure to pay the principal on any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer) (whether or not such payment shall be prohibited by Article X);

            () a default in the observance or performance of the covenant set forth under in Section 5.1;

            () a default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;

            () the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary (other than a Receivables Entity) of the Company, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $10.0 million or more at any time;

            () one or more judgments in an aggregate amount in excess of $10.0 million shall have been rendered against the Company or any of its Significant Subsidiaries and such judgments remain undischarged, unpaid and unstayed for a period of 60 days after such judgment or judgments become final and non-appealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment, which is not promptly stayed;

            () the Company or a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                  (A) commences a voluntary case or proceeding;

                  (B) consents to the entry of judgment, decree or order for relief against it in an involuntary case or proceeding;

                  (C) consents to the appointment of a Custodian of it or for any substantial part of its property;

                  (D) makes a general assignment for the benefit of its
            creditors;

                  (E) consents to or acquiesces in the institution of a
            bankruptcy or an insolvency proceeding against it;

                  (F) takes any corporate action to authorize or effect any of the foregoing; or takes any comparable action under any foreign laws relating to insolvency;

            () a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                  (A) is for relief against the Company or any Significant
            Subsidiary in an involuntary case;

                  (B) appoints a Custodian of the Company or any Significant
            Subsidiary or for any substantial part of its property; or

                  (C) orders the winding up or liquidation of the Company or any
            Significant Subsidiary; or any similar relief is granted under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days.

                  The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant any judgment, decree or order of any to court or any order, rule or regulation of any administrative or governmental body.

            () any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

                  The term "BANKRUPTCY LAW" means Title 11, UNITED STATES CODE, or any similar Federal or state law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

            The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default.

                  SECTION .. ACCELERATION. () If an Event of Default (other than an Event of Default specified in 6.1(7) or (8) with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued interest on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration," and upon receipt of such notice the same shall become due and payable upon the first to occur of an acceleration under any issue of then outstanding Designated Senior Indebtedness or five Business Days after receipt by the Company and each Representative of holders of Designated Senior Indebtedness then outstanding of such notice of acceleration, unless all Events of Default specified in their respective notice of acceleration have been cured within said five Business Day period.

                  () If an Event of Default specified in Sections 6.1(7) and (8) with respect to the Company occurs and is continuing, then the principal of and accrued interest on all the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes.

            () At any time after a declaration of acceleration with respect to the Notes as described in Section 6.2(a) or (b) above, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences (i) if the rescission would not conflict with any judgment or decree, (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration, (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,
(iv) if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of an Event of Default of the type described in
Section 6.1(6), (7) or (8), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

                  SECTION .. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  SECTION .. WAIVER OF PAST DEFAULTS. Subject to Sections_6.7 and 9.2, the holders of a majority in principal amount of the Notes may waive any existing Default or Event of Default under this Indenture, and its consequences, except (i) a default in the payment of the principal of or interest on any Notes or (ii) a Default or Event of Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Securityholder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right. This paragraph of this Section_6.4 shall be in lieu of sec._316(a)(1)(B) of the TIA and such sec._316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

                  Upon any such waiver, such Default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture and the Notes, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

                  SECTION .. CONTROL BY MAJORITY. The Holders of a majority in principal amount of the Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action. This Section_6.5 shall be in lieu of sec._316(a)(1)(A) of the TIA, and such sec._316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

            SECTION .. LIMITATION ON SUITS. A Securityholder may not pursue any remedy with respect to this Indenture or the Notes unless:

            () the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

            () the Holders of at least 25%; in outstanding principal amount of the Notes make a written request to the Trustee to pursue the remedy;

            () such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

            () the Trustee does not comply with the request within 45 days after receipt of the request and the offer of security or indemnity; and

            () the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request during such 45-day period.

                  A Securityholder may not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder.

                  SECTION .. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed in the Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

            SECTION .. COLLECTION SUIT BY TRUSTEE. If an Event of Default specified in Section 6.1(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.

            SECTION .. TRUSTEE MAY FILE PROOFS OF CLAIM. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Company, its Subsidiaries or their respective creditors or properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.

      SECTION .. PRIORITIES. If the Trustee collects any money or property pursuant to this Article VI, it shall pay out the money or property in the following order:

            FIRST: to the Trustee for amounts due under Section 7.7;

            SECOND: to holders of Senior Indebtedness to the extent required by
      Article X;

            THIRD: to Securityholders for amounts due and unpaid on the Notes far principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and

            FOURTH: to the Company or any other obligors on the Notes as their interests may appear, or as a court of competent jurisdiction may direct.

                  The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and amount to be paid.

                  SECTION .. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in outstanding principal amount of the Notes.

                                     ARTICLE

                                     TRUSTEE

                  SECTION .. DUTIES OF TRUSTEE. () If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

                  () Except during the continuance of an Event of Default:

            () the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            () in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                  () The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

            () this paragraph does not limit the effect of paragraph (b) of this Section;

            () the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            () the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

                  () Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and
(c) of this Section.

            () The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company.

            () Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

            () No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            () Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

                  SECTION .. RIGHTS OF TRUSTEE. () The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

                  () Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

            () The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

            () The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not constitute willful misconduct or negligence.

            () The Trustee may consult with counsel, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

                  SECTION .. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

            SECTION .. TRUSTEE'S DISCLAIMER. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the

Notes, and it shall not be responsible for any statement of the Company in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee's certificate of authentication.

            SECTION .. NOTICE OF DEFAULTS. If a Default or Event of Default occurs and is continuing the Trustee shall mail to each Securityholder notice of the Default or Event of Default within 30 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of or interest on any Note (including payments pursuant to the optional redemption or required repurchase provisions of such Note, if any), the Trustee may withhold the notice if and so long as its board of directors, the Executive Committee of its board of directors or a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Securityholders.

            SECTION .. REPORTS BY TRUSTEE TO HOLDERS. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Securityholder a brief report dated as of such May 15 that complies with TIA Section_313(a) if such a report is required by that section. The Trustee also shall comply with TIA Section_313(b). The Trustee shall also transmit by mail all reports required by TIA Section_313(c).

                  A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC if required by law and each stock exchange (if any) on which the Notes are listed. The Company agrees to notify promptly the Trustee whenever the Notes become listed on any stock exchange and of any delisting thereof.

                  SECTION .. COMPENSATION AND INDEMNITY. The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, costs of preparing and reviewing reports, certificates and other documents, costs of preparation and mailing-of notices to Securityholders and reasonable costs of counsel retained by the Trustee in connection with the delivery of an Opinion of Counsel or otherwise, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by it in connection with the administration of this trust and the performance of its duties hereunder, including the costs and expenses of enforcing this Indenture (including this Section 7.7) and of defending itself against any claims (whether asserted by any Securityholder, the Company or otherwise). The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee may have separate counsel and the Company shall pay the fees and expenses of such counsel. The Company need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

                  To secure the Company's payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes. The Trustee's right to receive payment of any amounts due under this Section 7.7 shall not be subordinate to any other liability or indebtedness of the Company.

            The Company's payment obligations pursuant to this Section shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.1(7) or (8) with respect to the Company, the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

                  SECTION .. REPLACEMENT OF TRUSTEE. The Trustee may resign at any time by so notifying the Company. The Holders of a majority in principal amount of the securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

            () the Trustee fails to comply with Section 7.10;

            () the Trustee is adjudged bankrupt or insolvent;

            () a receiver or other public officer takes charge of the Trustee or its property; or

            () the Trustee otherwise becomes incapable of acting.

            If the Trustee resigns or is removed by the Company or by the Holders of a majority in principal amount of the Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee.

            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section_7.7.

            If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            Notwithstanding the replacement of the Trustee pursuant to this Section, the Company's obligations under Section_7.7 shall continue for the benefit of the retiring Trustee.

                  SECTION .. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

                  In case at the time such successor or successors by merger, conversion, consolidation or transfer to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, an successor to the Trustee may authenticate such Notes either in the name of an predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

                  SECTION .. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section_310(b); provided, however, that there shall be excluded from the operation of TIA Section_310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section_310(b)(1) are met.

            SECTION .. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA Section_311(a), excluding an creditor relationship listed in TIA Section_311(b). A Trustee who has resigned or been removed shal1 be subject to TIA Section_311(a) to the extent indicated.

                                     ARTICLE

                       DISCHARGE OF INDENTURE; DEFEASANCE

                  SECTION .. DISCHARGE OF LIABILITY ON NOTES. () The Company may terminate its obligations under the Notes and this Indenture, except those obligations referred to in Section 8.1(b), if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid or Notes for whose payment money has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.5) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

                  () either (A) pursuant to Article III, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice or (B) all Notes have otherwise become due and payable hereunder;

             () the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money in such amount as is sufficient without consideration of reinvestment of such money, to pay principal of, premium on, if any, and interest on the outstanding Notes to maturity or redemption, as the case may be; provided that the Trustee shall have been irrevocably instructed to apply such money to the payment of said principal, premium, if any, and interest with respect to the Notes and, provided, further, that from and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Indebtedness pursuant to the provisions of Article X;

             () no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

             () the Company shall have paid all other sums payable by it hereunder; and

             () the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligations under the Notes and this Indenture have been satisfied. Such Opinion of Counsel shall also state that such satisfaction and discharge does not result in a default under the New Credit Facility (if then in effect) or any other agreement or instrument then known to such counsel that binds or affects the Company.

                  () Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.2, 2.5, 2.6, 2.7, 2.8, 4.1, 4.13, 4.14, 4.15, 4.17,
7.7, 8.4, 8.5, and 8.6 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.8. After the Notes are no longer outstanding, the Company's obligations in Sections 7.7, 8.4, 8.5, and 8.6 shall survive.

                  After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

                  SECTION .. LEGAL DEFEASANCE AND COVENANT DEFEASANCE. () The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have either paragraph (b) or (c) below be applied to all outstanding Notes upon compliance with the conditions set forth in
Section 8.3.

                  () Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 8.3, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions-set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.4 hereof and the other Sections of this Indenture referred to in (i) through (iv) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), and the following provisions shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Sections
8.3 and 8.4 hereof, and as more fully set forth in such Sections, payments in respect of the principal of (and premium, if any, on) and interest on such Notes when such payments are due, (ii)_the Company's obligations with respect to such Notes under Article II and Section 4.13 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this Article VIII. The Holders of the Notes and any amounts deposited under Section 8.3 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness or Guarantor Senior Indebtedness under Article X or otherwise. Subject to compliance with this Article VIII, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) hereof.

            () Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph_(c), the Company shall, subject to the satisfaction of the conditions set forth in section 8.3 hereof, be released from its obligations under the covenants contained in Sections 4.2 through 4.12 and
Article V hereof with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes) and Holders of the Notes and any amounts deposited under Sections 8.3 and 8.4 hereof shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness under Article X or otherwise. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or any reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1(3) hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

                  SECTION .. CONDITIONS TO DEFEASANCE. The Company may exercise its Legal Defeasance option or its Covenant Defeasance option only if:

            () the Company irrevocably deposits with the Trustee, in trust, for the benefit of the holders of the Notes cash in U.S. dollars, non-callable U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of, premium, if any, and interest on the Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be; provided that the Trustee shall have received an irrevocable written order from the Company instructing the Trustee to apply such cash in U.S. dollars or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes;

            () in the case of a Legal Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

            () in the case of a Covenant Defeasance, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Securityholders will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to

      Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

            () no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default with respect to this Indenture resulting from the incurrence of Indebtedness, all or a portion of which will be used to defease the Notes concurrently with such incurrence) or insofar as Sections 6.1(7) and 6.1(8) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

            () such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

            () the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

            () the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes and this Indenture as contemplated by this Article VIII have been complied with;

            () the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that (A) the trust funds will not be subject to any rights of holders of Indebtedness of the Company other than the Notes and
      (B) assuming no
      intervening bankruptcy of the Company between the date of deposit and the 91st day following the deposit and that no Holder is an insider of the Company, after the 91st day following the deposit, the trust funds will not be subject to the effect of an applicable bankruptcy insolvency, reorganization or similar laws affecting creditors' rights generally; and

            () the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940.

                  Before or after a deposit, the Company may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article III.

                  SECTION .. APPLICATION OF TRUST MONEY. The Trustee or Paying Agent shall hold in trust U.S. Legal Tender or U.S. Government Obligations deposited with it pursuant to this Article VIII, and shall apply the deposited U.S. Legal Tender and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes. The Trustee shall be under no Obligation to invest said U.S. Legal Tender or U.S. Government obligations except as it may agree with the Company.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.3 hereof or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

            Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.3 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                  SECTION .. REPAYMENT TO COMPANY. Subject to Article VIII, the Trustee and the Paying Agent shall promptly pay to the Company, upon request any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

            SECTION .. REINSTATEMENT. If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with
Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Article VIII until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with Article VIII; provided that if the

Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the U.S. Legal Tender or U.S. Government Obligations held by the Trustee or Paying Agent.

                                     ARTICLE

                                   AMENDMENTS

                  SECTION .. WITHOUT CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Notes without notice to or consent of any Securityholder:

            () to cure any ambiguity, omission, defect or inconsistency; provided that such amendment does not in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

            () to comply with Article V;

            () to provide for uncertificated Notes in addition to or in place of certificated Notes; provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

            () to make any change in Article X that would limit or terminate the benefits available to any holder of Senior Indebtedness (or
      Representatives therefor) under Article X;

            () to add Guarantees with respect to the Notes or to secure the Notes;

            () to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company;

            () to comply with any requirements of the SEC in connection with qualifying this Indenture under the TIA;

            () to make any change that does not adversely affect the rights of any Securityholder;

            () to provide for the issuance of the Exchange Notes, which will have terms substantially identical in all material respects to the Initial Notes (except that the transfer restrictions contained in the Initial Notes and provisions relating to an increase in interest rates in the event the Notes are not registered under the Securities Act will be modified or eliminated, as appropriate), and which will be treated together with any outstanding Initial Notes, as a single issue of securities; or

            () to secure the Notes pursuant to the requirements of Section_4.2 or otherwise; provided, however, that the Company has delivered to the Trustee an Opinion of Counsel stating that such amendment or supplement complies with the provisions of this Section_9.1.

                  SECTION .. WITH CONSENT OF HOLDERS. Subject to Section_6.7, the Company, when authorized by a resolution of its Board of Directors, and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of a majority in principal amount of the outstanding Notes. Subject to Section_6.7, the Holders of a majority in principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes. However, without the consent of the Holder of each Note affected, an amendment, supplement or waiver, including a waiver pursuant to Section_6.4, may not:

            () change the maturity of the principal of any such Note;

            () reduce the amount of Notes whose Holders must consent to an amendment;

            () reduce the rate of or change or have the effect of changing the time for payment of interest, including defaulted interest, on any Note;

            () reduce the principal of or change or have the effect of changing the Stated Maturity of any Note, or change the date on which any Notes may be subject to redemption or repurchase, or reduce the redemption or repurchase price therefor;

            () make any Note payable in money other than that stated in the Note;

            () make an change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, and interest on such Note on or after the due date thereof or to bring suit to enforce such payment or permitting holders of a majority in principal amount of the Notes to waive Defaults or Events of Default (other than Defaults or Events of Default with respect to the payment of principal of, premium, if any, or interest on the Notes);

            () amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions with respect thereto; or

            () modify Article X or the definitions used in Article X of this Indenture to adversely affect the Holders in any material respect.

                  It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

            An amendment under this Section may not make any change that adversely affects the rights under Article X of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change.

            After an amendment under this Section becomes effective, the Company shall mail to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

                  SECTION .. COMPLIANCE WITH TRUST INDENTURE ACT. Every amendment to this Indenture or the Notes shall comply with the Trust Indenture Act of 1939, as amended as then in effect.

            SECTION .. REVOCATION AND EFFECT OF CONSENTS AND WAIVERS. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. After an amendment or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (8) of Section 9.2, in which case, the amendment or waiver shall bind only each Securityholder who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

                  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall become valid or effective more than 120 days after such record date.

                  SECTION .. NOTATION ON OR EXCHANGE OF NOTES. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.

            SECTION .. TRUSTEE TO SIGN AMENDMENTS. The Trustee shall sign any amendment authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

                                     ARTICLE

                                  SUBORDINATION

                  SECTION .. AGREEMENT TO SUBORDINATE. The Company agrees, and each Securityholder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article X, to the prior payment of all Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Senior Indebtedness. The Notes will also be effectively subordinated to any Secured Indebtedness of the

Company to the extent of the value of the assets securing such Indebtedness, and to all existing and future obligations of the Company's Subsidiaries. The Notes shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company which is Senior Indebtedness will rank senior to the Notes in accordance with the provisions set forth herein. All provisions of this Article X shall be subject to Section 10.12.

            SECTION .. LIQUIDATION, DISSOLUTION, BANKRUPTCY. Upon any payment or distribution of the assets or securities of the Company to creditors upon a total or partial liquidation or dissolution or reorganization or similar proceeding of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its properties, or in an assignment for the benefit of creditors or any marshalling of the assets and liabilities of the Company, whether voluntary or involuntary:

            () holders of Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents of all Senior Indebtedness before Securityholders shall be entitled to receive any payment of principal of, premium, if any, or interest on or other amounts with respect to the Notes; and

            () until the Senior Indebtedness is paid in full in cash or Cash Equivalents, any payment or distribution to which Securityholders would be entitled but for this Article X shall be made to holders of Senior Indebtedness as their interests may appear.

                  SECTION .. DEFAULT ON SENIOR INDEBTEDNESS. The Company may not pay principal of, premium (if any) or interest on, or any other amount in respect of, the Notes or make any deposit pursuant to Article VIII and may not otherwise purchase, redeem or otherwise retire any Notes (collectively, "PAY THE NOTES") if any amount due in respect of any Senior Indebtedness (including, without limitation any amount due as a result of acceleration of the maturity thereof by reason of default or otherwise) has not been paid in full in cash or Cash Equivalents unless the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash or Cash Equivalents. However, the Company may pay the Notes without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representative of the holders of the Designated Senior Indebtedness with respect to which the events set forth in the immediately preceding sentence have occurred and are continuing.

                  In addition, during the continuance of any default (other than a payment default described in the first sentence of the immediately preceding paragraph) with respect to any Designated Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Notes for a period (a "PAYMENT BLOCKAGE PERIOD") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "BLOCKAGE NOTICE") of such default from the Representative of the holders of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice and all other defaults with respect to such Designated Senior Indebtedness shall have been cured or shall have ceased to exist or (iii) because such Designated Senior Indebtedness has been repaid in full in cash or Cash Equivalents).

            Notwithstanding the provisions described in the immediately preceding paragraph, unless any payment default described in the first sentence of the second immediately preceding paragraph has occurred and is then continuing, the Company may resume payments on the Notes after the end of such Payment Blockage Period, including any missed payments. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period. However, if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, a Representative of holders of Bank Indebtedness may give another Blockage Notice within such period. In no event, however, may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

                  SECTION .. ACCELERATION OF PAYMENT OF NOTES. If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify the holders of the Designated Senior Indebtedness or the Representative of such holders of the acceleration and provide copies of such notices to the Trustee.

                  If any Designated Senior Indebtedness is outstanding at the time of such acceleration, the Company may not pay the Notes until the earlier of five Business Days after the holder or Representative of such Designated Senior Indebtedness receives notice of such acceleration or the date of acceleration of such Designated Senior Indebtedness and, thereafter, may pay the Notes only if this Article X otherwise permits payments at that time.

                  SECTION .. WHEN DISTRIBUTION MUST BE PAID OVER. If a payment or distribution is made to Securityholders that because of this Article X should not have been made to them, the Securityholders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and promptly pay it over to them as their respective interests may appear.

            SECTION .. SUBROGATION. After all Senior Indebtedness is paid in full in cash and until the Notes are paid in full,

Securityholders shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article X to holders of Senior Indebtedness which otherwise would have been made to Securityholders is not, as between the Company and Securityholders, a payment by the Company of Senior Indebtedness.

            SECTION .. RELATIVE RIGHTS. This Article X defines the relative rights of Securityholders and holders of Senior Indebtedness. Nothing in this Indenture shall:

            () impair, as between the Company and Securityholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; or

            () prevent the Trustee or any Securityholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Securityholders.

                  SECTION .. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY. No right of any holder of Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or by the failure of the Company to comply with this Indenture.

            SECTION .. RIGHTS OF TRUSTEE AND PAYING AGENT. Notwithstanding
Section 10.3, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it specifically stating that payments may not be made under this Article X. The Company, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness may give the notice.

                  The Trustee in its individual or any other capacity may hold Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article X with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article X shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

                  SECTION .. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative (if any).

            SECTION .. ARTICLE X NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE. The failure to make a payment in respect of the Notes by reason of any provision in this Article X shall not be construed as preventing the occurrence of a Default or Event of Default. Nothing in this Article X shall have an effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Notes.

            SECTION .. TRUST MONEYS NOT SUBORDINATED. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Legal Tender or U.S. Government Obligations held in trust under Article VIII by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article X, and none of the Securityholders shall be obligated to pay over any such amount to the Company, any holder of Senior Indebtedness of the Company or any other creditor of the Company.

            SECTION .. TRUSTEE ENTITLED TO RELY. Upon any payment or distribution pursuant to this Article X, the Trustee and the

Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article X. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article X, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article X, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.1 and 7.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article X.

            SECTION .. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Securityholder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Indebtedness as provided in this Article X and appoints the Trustee as attorney-in-fact for any and all such purposes.

            SECTION .. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Company or any other Person, money or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article X or otherwise.

            SECTION .. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS. Each Securityholder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                     ARTICLE

                              SUBSIDIARY GUARANTEE

                  SECTION .. SUBSIDIARY GUARANTEE. After the Issue Date, the Company shall cause each Restricted Subsidiary of the Company that guarantees payment of the Bank Indebtedness to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall agree to the provisions of this Article XI.

            SECTION .. UNCONDITIONAL GUARANTEE. Each Subsidiary Guarantor hereby unconditionally, jointly and severally, guarantees, subject to Article XII, to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, that: (i) the principal of and interest on the Notes will be promptly paid in full when due, subject to an applicable grace period, whether at maturity, by acceleration or otherwise and interest on the overdue principal, if any, and interest on any interest, to the extent lawful, of the Notes and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (ii) in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of clauses (i) and (ii) above, to the limitations set forth in Section
11.6. Each Subsidiary Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and any demands whatsoever and covenants that this Guarantee will not be discharged exceeds by complete performance ofthe obligations contained in the Notes, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Subsidiary Guarantor, any amount paid by the Company or any Subsidiary Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between each Subsidiary Guarantor, on the one hand, and the Holders and the

Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article VI, such obligations (whether or not due and payable) shall forthwith become due and payable by each Subsidiary Guarantor for the purpose of this Guarantee.

            SECTION .. SUBORDINATION OF GUARANTEE. The obligations of each Subsidiary Guarantor to the Holders of Notes and to the Trustee pursuant to the Guarantee and this Indenture are expressly subordinate and subject in right of payment to the prior payment in full of all Guarantor Senior Indebtedness of such Subsidiary Guarantor, to the extent and in the manner provided in Article XII.

            SECTION .. SEVERABILITY. In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

            SECTION .. RELEASE OF A SUBSIDIARY GUARANTOR. Upon (i) the release by the lenders under the New Credit Facility, related documents and future refinancings thereof of all guarantees of a Subsidiary Guarantor and all Liens on the property or assets of said Subsidiary Guarantor relating to such Indebtedness or (ii) the sale or disposition (whether by merger, stock purchase, asset sale or otherwise) of a Subsidiary Guarantor (or all or substantially all its assets) to an entity which is not a Subsidiary of the Company and which sale or disposition is otherwise in compliance with the terms of this Indenture, such Subsidiary Guarantor shall be deemed released from all obligations under this
Article XI without any further action required on the part of the Trustee or any Holder; provided, however, that any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under the New Credit Facility and all of its guarantees of, and under all of its pledges of assets or other security interests which secure, such Indebtedness of the Company or the Subsidiary Guarantor shall also terminate upon such release, sale or transfer.

                  The Trustee shall execute an appropriate instrument delivered by the Company evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate and Opinion of Counsel certifying as to the compliance with this Section 11.5. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of and interest on the Notes as provided in this Article XI.

                  SECTION .. LIMITATION OF SUBSIDIARY GUARANTOR'S LIABILITY. Each Subsidiary Guarantor and by its acceptance hereof each Holder hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Subsidiary Guarantor hereby irrevocably agree that the obligations of such Subsidiary Guarantor under the Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor (including, but not limited to, the Guarantor Senior Indebtedness of such Subsidiary Guarantor) and after giving effect to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee or pursuant to Section 11.8, result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

            SECTION .. SUBSIDIARY GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS. () Nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary of the Company or shall prevent any sale of assets or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to the Company or another Subsidiary Guarantor that is a Wholly Owned Restricted Subsidiary of the Company. Upon any such consolidation, merger, sale or conveyance, the Guarantee given by such Subsidiary Guarantor shall no longer have any force or effect.

            () Except as set forth in Article IV, Article V and this Article XI, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Subsidiary Guarantor with or into a corporation or corporations other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor) or shall prevent any sale of assets or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, to a corporation or corporations other than the Company or another Subsidiary Guarantor (whether or not affiliated with the Subsidiary Guarantor); provided, however, that, subject to Sections 11.5 and 11.7(a), (i) immediately after such transaction and giving effect thereto, such transaction does not (a) violate an covenants set forth herein or (b) result in a Default or Event of Default under this Indenture that is continuing, (ii) upon any such consolidation, merger, sale or conveyance, the Guarantee of such Subsidiary Guarantor set forth in this Article XI, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee and in compliance with Section 9.6, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Subsidiary Guarantor will have merged, or by the corporation that shall have acquired such property, (iii) in the event that such Subsidiary Guarantor is not the surviving corporation in the merger, such surviving corporation shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and (iv) immediately after giving effect to such transaction (on a pro forma basis, including any Indebtedness incurred or anticipated to be incurred in connection with such transaction and including adjustments that are (i) directly attributable to such transaction and (ii) factually supportable), the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 4.3. In the case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Subsidiary Guarantor, such sucessor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor.

                  SECTION .. CONTRIBUTION. In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a "FUNDING SUBSIDIARY GUARANTOR") under the Guarantee, such Funding Subsidiary Guarantor shall be entitled to a contribution from all other Subsidiary Guarantors in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor (including the Funding Subsidiary Guarantor) for all payments, damages and expenses incurred by that Funding Subsidiary Guarantor in discharging the Company's obligations with respect to the Notes or any other Subsidiary Guarantor's obligations with respect to the Guarantee. "ADJUSTED NET ASSETS" of such Subsidiary Guarantor at any date shall mean the lesser of the amount by which (x) the fair value of the property of such Subsidiary Guarantor exceeds the total amount of liabilities, including without limitation, continent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Guarantee in respect of the obligation of such Subsidiary under the Guarantee), but excluding liabilities under the Guarantee, of such Subsidiary Guarantor at such date and (y) the present fair saleable value of the assets of such Subsidiary Guarantor at such date exceeds the amount that will be required to pay the probable liability of such Subsidiary Guarantor on its debts including, without limitation, Guarantor Senior Indebtedness (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date and after giving effect to any collection from any Subsidiary of such Subsidiary Guarantor in respect of the obligations of such Subsidiary under the Guarantee), excluding debt in respect of the Guarantee of such Subsidiary Guarantor, as they become absolute and matured.

            SECTION .. WAIVER OF SUBROGATION. Until all Obligations are paid in full each Subsidiary Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obligations under the Guarantees and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Notes against the Company, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Notes shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Notes, and shall, subject to the provisions of Section 11.3, Article X and Article XII, forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Notes, whether matured or unmatured, in accordance with terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.9 is knowingly made in contemplation of such benefits.

            SECTION .. WAIVER OF STAY, EXTENSION OR USURY LAWS. Each Subsidiary Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive each such Subsidiary Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each such Subsidiary Guarantor hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                     ARTICLE

                           SUBORDINATION OF GUARANTEES

                  SECTION .. AGREEMENT TO SUBORDINATE. Each Subsidiary Guarantor agrees, and each Securityholder by accepting a Note agrees, that the Indebtedness and other obligations evidenced by the Guarantees are subordinated in right of payment, to the extent and in the manner provided in this Article XII, to the prior payment in cash or Cash Equivalents of all Guarantor Senior Indebtedness and that the subordination is for the benefit of and enforceable by the holders of Guarantor Senior Indebtedness. The Guarantee of each Subsidiary Guarantor shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of such Subsidiary Guarantor and only Indebtedness of each Subsidiary Guarantor which is Guarantor Senior Indebtedness shall rank senior to the Guarantee of each Subsidiary Guarantor in accordance with the provisions set forth herein. All provisions of this Article XII shall be subject to Section 12.12.

            SECTION .. LIQUIDATION, DISSOLUTION, BANKRUPTCY. Upon any payment or distribution of the assets or securities of any Subsidiary Guarantor to creditors upon a total or partial liquidation or a dissolution or reorganization of or similar proceeding relating to any Subsidiary Guarantor or its property or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to any Subsidiary Guarantor or its property, or in an assignment for the benefit of creditors or any marshalling of the assets and liabilities of any Subsidiary Guarantor:

            () holders of Guarantor Senior Indebtedness shall be entitled to receive payment in full in cash or Cash Equivalents of the Guarantor Senior Indebtedness before Holders shall be entitled to receive any payment of principal of, premium, if any, or interest on or any other amount in respect of the Notes from such Subsidiary Guarantor; and

            () until the Guarantor Senior Indebtedness is paid in full in cash or Cash Equivalents any payment or distribution to which Holders would be entitled from such

      Subsidiary Guarantor but for this Article XII shall be made to holders of Guarantor Senior Indebtedness as their interests may appear.

                  SECTION .. DEFAULT ON GUARANTOR SENIOR INDEBTEDNESS. A Subsidiary Guarantor may not directly or indirectly pay the principal of, premium (if any) or interest on or any other amount in respect of the Notes or make any deposit pursuant to Article VIII and may not repurchase, redeem or otherwise retire any Notes or make any payments with respect to any obligations on the Guarantee of such Subsidiary Guarantor (collectively, "PAY THE NOTES") if
(i) any Senior Indebtedness or Guarantor Senior Indebtedness is not paid when due or (ii) any other default on Senior Indebtedness or Guarantor Senior Indebtedness occurs and the maturity of such Senior Indebtedness or Guarantor Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (x) the default has been cured or waived and any such acceleration has been rescinded or (y) such Senior Indebtedness or Guarantor Senior Indebtedness has been paid in full in cash or Cash Equivalents; provided, however, that each Subsidiary Guarantor may pay the Notes in respect to any obligations on the Guarantee of such Subsidiary Guarantor without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representatives of the holders of the Senior Indebtedness or Guarantor Senior Indebtedness with respect to which either of the events set forth in clause (i) and (ii) above has occurred and is continuing. During the continuance of any default (other than a default described in clause (i) or (ii) of the preceding sentence) with respect to any Senior Indebtedness or Guarantor Senior Indebtedness pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, each Subsidiary Guarantor may not pay the Notes during the Payment Blockage Period (as defined in Section 10.3) commencing upon the receipt by the Trustee (with a copy to the Company) of the Blockage Notice (as defined in Section 10.3) of such default from the Representative of the holders of such Senior Indebtedness or Guarantor Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Person or Persons who gave such Blockage Notice, (ii) because such Senior Indebtedness or Guarantor Senior Indebtedness has been repaid in full in cash or Cash Equivalents or (iii) because the default giving rise to such Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (unless the events described in the first sentence of this Section 12.3 shall have occurred and be continuing), such Subsidiary Guarantor may resume payments on the Notes after the end of such Payment Blockage Period, including any missed payments. Not more than one Blockage Notice may e given in any consecutive 360-day period, irrespective of the number of defaults with respect to Senior Indebtedness or Guarantor Senior Indebtedness during such period; provided, however, that if any Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, a Representative of holders of Bank Indebtedness may give another Blockage Notice within such period; provided, further, however, that in no event may the total number of days during which any Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period.

            SECTION .. ACCELERATION OF PAYMENT OF NOTES. If payment of the Notes is accelerated because of an Event of Default, each Subsidiary Guarantor shall promptly notify the holders of the Bank Indebtedness of the acceleration and provide copies of such notices to the Trustee.

                  If payment of the Notes is accelerated, each Subsidiary Guarantor shall not pay the Notes with respect to any

Obligations on the Guarantee of such Subsidiary Guarantor until five Business Days after such holders (or their Representatives) receive notice of such acceleration and, thereafter, may pay the Notes only if permitted under this
Article XII.

                  SECTION .. WHEN PAYMENT OR DISTRIBUTION MUST BE PAID OVER. If a payment or distribution is made to Holders that because of this Article XII should not have been made to them, the Holders who receive the payment or distribution shall hold it in trust for holders of Guarantor Senior Indebtedness and pay it over to them as their interests may appear.

            SECTION .. SUBROGATION. After all Guarantor Senior Indebtedness is paid in full in cash or Cash Equivalents and until the Notes are paid in full, Holders shall be subrogated to the rights of holders of Guarantor Senior Indebtedness to receive distributions applicable to Guarantor Senior Indebtedness. A distribution made under this Article XII to holders of Guarantor Senior Indebtedness which otherwise would have been made to Holders is not, as between each Subsidiary Guarantor and Holders, a payment by each Subsidiary Guarantor on Guarantor Senior Indebtedness.

            SECTION .. RELATIVE RIGHTS. This Article XII defines the relative rights of Holders and holders of Guarantor Senior Indebtedness. Nothing in this indenture shall:

            () impair, as between each Subsidiary Guarantor and Holders, the obligation of each Subsidiary Guarantor, which is absolute and unconditional, to guarantee the payment of principal of and interest on the Notes in accordance with the terms of the Notes and the Guarantees; or

            () prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Guarantor Senior Indebtedness to receive payments and distributions otherwise payable to Holders.

                  SECTION .. SUBORDINATION MAY NOT BE IMPAIRED BY SUBSIDIARY GUARANTOR. No right of any holder of Guarantor Senior Indebtedness to enforce the subordination of the Indebtedness and other obligations evidenced by the Guarantees shall be impaired by any act or failure to act by any Subsidiary Guarantor or by its failure to comply with this Indenture.

            SECTION .. RIGHTS OF TRUSTEE AND PAYING AGENT. Notwithstanding
Section 12.3, the Trustee or Paying Agent may continue to make payments on the Notes and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives written notice satisfactory to it that payments may not be made under this Article XII. Each Subsidiary Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Guarantor Senior Indebtedness may give the notice.

                  The Trustee in its individual or any other capacity may hold Guarantor Senior Indebtedness with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to al the rights set forth in this Article XII with respect to any Guarantor Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Guarantor Senior Indebtedness; and nothing in Article VII shall deprive the Trustee of any of its rights as such holder. Nothing in this Article XII shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.7.

                  SECTION .. DISTRIBUTION OR NOTICE TO REPRESENTATIVE. Whenever a payment or distribution is to be made or a notice given to holders of Guarantor Senior Indebtedness, the payment or distribution may be made and the notice given to their Representative (if any).

            SECTION .. ARTICLE XII NOT TO PREVENT EVENTS OF DEFAULT OR LIMIT RIGHT TO ACCELERATE. The failure to make a payment pursuant to the Notes and the Guarantees by reason of any provision in this Article XII shall not be construed as preventing the occurrence of a Default. Nothing in this Article XII shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Notes.

            SECTION .. TRUST MONEYS NOT SUBORDINATED. Notwithstanding anything contained herein to the contrary, payments from U.S. Legal Tender or the proceeds of U.S. Government Obligations held in trust under Article VIII by the Trustee for the payment of principal of and interest on the Notes shall not be subordinated to the prior payment of any Guarantor Senior Indebtedness or subject to the restrictions set forth in this Article XII, and none of the Holders shall be obligated to pay over any such amount to any Subsidiary Guarantor or any holder of Guarantor Senior Indebtedness of such Subsidiary Guarantor or any other creditor of such Subsidiary Guarantor.

            SECTION .. TRUSTEE ENTITLED TO RELY. Upon any payment or distribution pursuant to this Article XII, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representatives for the holders of Guarantor Senior Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Guarantor Senior Indebtedness and other Indebtedness of each Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this
Article XII, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.1 and 7.2 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XII.

            SECTION .. TRUSTEE TO EFFECTUATE SUBORDINATION. Each Holder by accepting a Note authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Guarantor Senior Indebtedness as provided in this Article XII and appoints the Trustee as attorney-in-fact for any and all such purposes.

            SECTION .. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF GUARANTOR SENIOR INDEBTEDNESS. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or any Subsidiary Guarantor or any other Person, money or assets to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article XII or otherwise.

            SECTION .. RELIANCE BY HOLDERS OF GUARANTOR SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS. Each Holder by accepting a Note acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Guarantor Senior Indebtedness, whether such Guarantor Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Guarantor Senior Indebtedness and such holder of Guarantor Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Guarantor Senior Indebtedness.

                                     ARTICLE

                                  MISCELLANEOUS

                  SECTION .. TRUST INDENTURE ACT CONTROLS. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the provision required by the TIA shall control.

            SECTION .. NOTICES. Any notice or communication shall be in writing and delivered in person or mailed by first-class mail addressed as follows:

                  if to the Company:
                  Eye Care Centers of America, Inc.
                  11103 West Avenue
                  San Antonio, Texas  78213

                  Attention of General Counsel
                  if to the Trustee:
                  [     ]
                  [     ]
                  [     ]
                  [     ]

                  Attention of Corporate Trust Administration

                  The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

            Any notice or communication mailed to a Securityholder shall be mailed to the Securityholder at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given IF so mailed within the time prescribed.

            Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

                  SECTION .. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

            SECTION .. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company, upon request, shall furnish to the Trustee:

            () an Officers' Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

            () an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

                  SECTION .. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

            () a statement that the individual making such certificate or opinion has read such covenant or condition;

            () a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

            () a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            () a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

                  SECTION .. WHEN NOTES DISREGARDED. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.

            SECTION .. RULES BY TRUSTEE, PAYING AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

            SECTION .. LEGAL HOLIDAYS. A "LEGAL HOLIDAY" is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or in the state in which the corporate trust office of the Trustee is located. If a payment date is a Legal Holiday, payment shall be made on the next succeeding lay that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

            SECTION .. GOVERNING LAW. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby.

            SECTION .. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have an liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

            SECTION .. SUCCESSORS. All agreements of the Company and the Subsidiary Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

            SECTION .. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

            SECTION .. VARIABLE PROVISIONS. The company initially appoints the Trustee as Paying Agent and Registrar and custodian with respect to any Global Notes.

            SECTION .. QUALIFICATION OF INDENTURE. The Company shall qualify this Indenture under the TIA in accordance with the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys' fees for the Company, the Trustee and the Holders) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

            SECTION .. TABLE OF CONTENTS; HEADINGS. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.


                            [SIGNATURE PAGE FOLLOWS]

                                [SIGNATURE PAGE]

                  IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                   EYE CARE CENTERS OF AMERICA, INC.

                                   By: /s/ Mark Pearson
                                      --------------------------------
                                   Name:  Mark Pearson
                                   Title:


                                   ENCLAVE ADVANCEMENT GROUP, INC., as
                                      Guarantor

                                   By: /s/ Mark Pearson
                                      --------------------------------
                                   Name:  Mark Pearson
                                   Title:

                                   ECCA MANAGED VISION CARE, INC., as
                                      Guarantor

                                   By: /s/ Mark Pearson
                                      --------------------------------
                                   Name:  Mark Pearson
                                   Title:

                                   VISIONWORKS HOLDINGS, INC., as
                                      Guarantor

                                   By: /s/ Mark Pearson
                                      --------------------------------
                                   Name:  Mark Pearson
                                   Title:
                                   By: /s/ Mark Pearson
                                      --------------------------------
                                   Name:  Mark Pearson
                                   Title:

                                   VISIONWORKS, INC., as Guarantor

                                   By: /s/ Mark Pearson
                                      --------------------------------
                                   Name:  Mark Pearson
                                   Title:

                                   VISIONWORKS PROPERTIES, INC., as
                                      Guarantor

                                   By: /s/ Mark Pearson
                                      --------------------------------
                                   Name:  Mark Pearson
                                   Title:

                                   EYECARE HOLDINGS, INC., as
                                      Guarantor

                                   By: /s/ Mark Pearson
                                      --------------------------------
                                   Name:  Mark Pearson

                                   Title:

                                   VISIONARY RETAIL MANAGEMENT, INC.,
                                      as Guarantor

                                   By: /s/ Mark T. Pearson
                                      --------------------------------
                                   Name: Mark T. Pearson
                                   Title:

                                   VISIONARY PROPERTIES, INC., as
                                      Guarantor

                                   By: /s/ Mark T. Pearson
                                      --------------------------------
                                   Name: Mark T. Pearson
                                   Title:

                                   VISIONARY MSO, INC., as Guarantor

                                   By: /s/ Mark T. Pearson
                                      --------------------------------
                                   Name: Mark T. Pearson
                                   Title:

                                   THE SAMIT GROUP, INC., as Guarantor

                                   By: /s/ Mark T. Pearson
                                      --------------------------------
                                   Name: Mark T. Pearson
                                   Title:

                                   HOUR EYES, INC., as Guarantor

                                   By: /s/ Mark T. Pearson
                                      --------------------------------
                                   Name: Mark T. Pearson
                                   Title:

                                   SKYLAB OPTICAL, INC., as Guarantor

                                   By: /s/ Mark T. Pearson
                                      --------------------------------
                                   Name: Mark T. Pearson
                                   Title:

                                   METROPOLITAN VISION SERVICES, INC.,
                                      as Guarantor

                                   By: /s/ Mark T. Pearson
                                      --------------------------------
                                   Name: Mark T. Pearson
                                   Title:

                                   UNITED STATES TRUST COMPANY, OF NEW YORK,
                                      as Trustee

                                   By: /s/ Patricia Stermer
                                      --------------------------------
                                   Name: Patricia Stermer
                                   Title: Assistant Vice President

                                                                     EXHIBIT A-1

                        [FORM OF INITIAL FIXED RATE NOTE]

                              [Global Notes Legend]

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            Unless and until this Global Note is exchanged in whole or in part for the individual Notes represented hereby, this Global Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or by a Depository or any such nominee to a successor Depository or a nominee of a successor Depository.

                            [Restricted Notes Legend]

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR
      (B)_IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY THEREOF OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES

      ACT, (C) INSIDE THE UNITED STATES TO AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a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

                        EYE CARE CENTERS OF AMERICA, INC.
                         9_5/8% Senior Subordinated Note
                              due October   , 2008

                                            CUSIP No.

No. _________                                         $____________

                  EYE CARE CENTERS OF AMERICA, INC., a Texas corporation (the "Company", which term includes any successor corporation), for value received promises to pay to _________ or registered assigns, the principal sum of
$__________ Dollars, on April_   , 2008.

            Interest Payment Dates: April_   and October_   , commencing
October   , 1998.

            Record Dates: March_   and September_   .

            Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated:
                                   EYE CARE CENTERS OF AMERICA, INC.


                                   By: ______________________
                                       Name:
                                       Title:


                                   By: ______________________
                                       Name
                                       Title:

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                 This is one of the   % Senior Subordinated Notes
due 2008 described in the within-mentioned Indenture.

                                   Dated: [      ],
                                      as Trustee


                                      By____________________________
                                           Authorized Signatory

                              (REVERSE OF SECURITY)

                        EYE CARE CENTERS OF AMERICA, INC.
                        ______% Senior Subordinated Note
                               due October_ , 2008

      1. INTEREST.

                  EYE CARE CENTERS OF AMERICA, INC., a Texas corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semi-annually on
April_   and October_   of each year (the "Interest Payment Date"), commencing
October_ , 1998. Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

            The Company shall pay interest on overdue principal from time to time on demand at the rate borne by this Note and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

      2. METHOD OF PAYMENT.

                  The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

      3. PAYING AGENT AND REGISTRAR.

                  Initially, [    ] (the "Trustee") will act as Paying Agent and
Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

      4. INDENTURE.

                  The Company issued the Notes under an Indenture, dated as of
April   , 1998 (the "Indenture"), among the Company, the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of Notes of
the Company designated as its   % Senior Subordinated Notes due 2008 (the "Fixed
Rate Notes"). The Notes include the Fixed Rate Notes and the Floating Rate Notes (as defined in the Indenture). The Fixed Rate Notes and the Floating Rate Notes are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. sec.sec._77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general obligations of the Company limited in aggregate principal amount to $150,000,000.

      5. SUBORDINATION.

                  The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

      6. OPTIONAL REDEMPTION.

                  The Fixed Rate Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after April , 2003, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on April of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

          Year                                      Percentage
          ----                                      ----------
          2003.............................                %
          2004                                             %
          2005.............................                %
          2006 and thereafter..............         100.000%

      7. OPTIONAL REDEMPTION UPON EQUITY OFFERING.

                  At any time, or from time to time, on or prior to
April   , 2001, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount
of Fixed Rate Notes at a redemption price equal to     % of the principal amount
thereof, plus accrued interest to the date of redemption; provided that at least 65% of the original principal amount of Fixed Rate Notes remains outstanding immediately after any such redemption (excluding any of the Fixed Rate Notes owned by the Company). In order to effect the foregoing redemption with the net cash proceeds of any Equity Offering, the Company must mail a notice of redemption no later than 60 days after the related Equity Offering and must consummate such redemption within 90 days of the closing of the Equity Offering. "Equity Offering" means a sale of Qualified Capital Stock of the Company.

      8. NOTICE OF REDEMPTION.

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000.

            If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption.

      9. CHANGE OF CONTROL OFFER.

                  Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

      10. LIMITATION ON ASSET SALES.

                  The Company is, subject to certain conditions, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

      11. DENOMINATIONS; TRANSFER; EXCHANGE.

                  The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

      12. PERSONS DEEMED OWNERS.

                  The registered Holder of a Note shall be treated as the owner of it for all purposes.

      13. UNCLAIMED FUNDS.

                  If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

      14. DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

                  The Company and the Guarantors may be discharged from their obligations under the Indenture, the Notes and the Guarantees except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Notes and the Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

      15. AMENDMENT; SUPPLEMENT; WAIVER.

                  Subject to certain exceptions, the Indenture, the Notes and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes and the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Note.

      16. RESTRICTIVE COVENANTS.

                  The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

      17. DEFAULTS AND REMEDIES.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Notes or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

      18. TRUSTEE DEALINGS WITH COMPANY.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

      19. NO RECOURSE AGAINST OTHERS.

                  No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

      20. AUTHENTICATION.

                  This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

      21. ABBREVIATIONS AND DEFINED TERMS.

                  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      22. GOVERNING LAW.

                  This Note shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

      23. CUSIP NUMBERS.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                                 ASSIGNMENT FORM

I or we assign and transfer this Note to

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee) and irrevocably appoint _______________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

         Dated:                                   Signed:


_________________________           ________________________________
                                         (Sign exactly as name
                                          appears on the other
                                          side of this Note)

          Signature
          Guarantee:           ______________________________________
                               Participant in a recognized Signature
                               Guarantee Medallion Program (or other
                               signature guarantor program reasonably
                               acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.6 or Section 4.8 of the Indenture, check the appropriate box:

                  Section 4.6 [______] Section 4.8 [_______]

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.6 or Section 4.8 of the Indenture, state the amount: $___________

         Dated:                                   Signed:


_________________________           ________________________________
                                         (Sign exactly as name
                                          appears on the other
                                          side of this Note)

          Signature
          Guarantee:           ______________________________________
                               Participant in a recognized Signature
                               Guarantee Medallion Program (or other
                               signature guarantor program reasonably
                               acceptable to the Trustee)

                                                                     EXHIBIT A-2

                      [FORM OF INITIAL FLOATING RATE NOTE]

                              [Global Notes Legend]

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            Unless and until this Global Note is exchanged in whole or in part for the individual Notes represented hereby, this Global Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or by a Depository or any such nominee to a successor Depository or a nominee of a successor Depository.

                            [Restricted Notes Legend]

      THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR
      (B)_IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY THEREOF OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES

      ACT, (C) INSIDE THE UNITED STATES TO AN "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a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

                        EYE CARE CENTERS OF AMERICA, INC.
                               FIRSTS(SM)(3) due 2008

                                                            CUSIP No.___________

No.______                                                        $__________

                  EYE CARE CENTERS OF AMERICA, INC., a Texas corporation (the "Company" which term includes any successor corporation), for value received, promises to pay to ____________ or registered assigns, the principal sum of
$___________ Dollars, on April_   , 2008.

            Interest Payment Dates: April_ and October_   , commencing
October   , 1998.

            Record Dates: March_   and September_

            Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated:                             EYE CARE CENTERS OF AMERICA, INC.

                                   By:
                                   Name:
                                   Title:

                                   By:
                                   Name:
                                   Title:

--------
     (3)      FIRSTS is a service mark of BT Alex. Brown Incorporated

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Floating Interest Rate Subordinated Term Securities due 2008 described in the within-mentioned Indenture.

Dated:  April   , 1998

                                   [    ],
                                   as Trustee

                                   By:
                                   Authorized Signatory

                             (REVERSE OF SECURITY)
                       EYE CARE CENTERS OF AMERICA, INC.

          Floating Interest Rate Subordinated Term Securities due 2008

      1. INTEREST.

                  EYE CARE CENTERS OF AMERICA, INC., a Texas corporation (the "Company"), promises to pay interest on the principal amount of this Note at the
rate per annum, reset semi-annually, equal to LIBOR (as defined below) plus   %,
as determined by the Calculation Agent. Interest on this Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance. The Company will pay interest semi-annually on
each April_   and October_   (each, an "Interest Payment Date"), commencing
October , 1998, for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day next preceding the Interest Payment Date (an "Interest Period"), with the exception
that the first Interest Period shall commence on and include April   , 1998 and
end on and include October   , 1998.

            The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by this Note and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

                  "LIBOR", with respect to an Interest Period, shall be the rate (expressed as a percentage per annum) for deposits in United States dollars for a six-month period beginning on the second London Banking Day (as defined) after the Determination Date (as defined) that appears on Telerate Page 3750 (as defined) as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, LIBOR for the Interest Period shall be the arithmetic mean of the rates (expressed as a percentage per annum) for deposits in a Representative Amount (as defined) in United States dollars for a six-month period beginning on the second London Banking Day after the Determination Date that appears on Reuters Screen LIBO Page (as defined) as of 11:00 a.m., London time, on the Determination Date. If Reuters Screen

LIBO Page does not include two or more rates or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a six-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a six-month period beginning on te second London Banking Day after the Determination Date. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

            "Determination Date," with respect to an Interest Period, will be the second London Banking Day preceding the first day of the Interest Period.

            "London Banking Day" is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

            "Representative Amount" means a principal amount of not less than U.S. $1,000,000 for a single transaction in the relevant market at the relevant time.

            "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service).

            "Reuters Screen LIBO Page" means the display designated as page "LIBO" on The Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service).

            The amount of interest for each day that this Note is outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of this Note. The amount of interest to be paid on this Note for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

            All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

            The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under current New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Floating Rate Notes in which $2,500,000 or more has been invested.

            The Calculation Agent will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect with respect to this Note. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the Company and the Holders of this Note.

      2. METHOD OF PAYMENT.

                  The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying

Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

      3. PAYING AGENT, REGISTRAR AND CALCULATION AGENT.__________

                  Initially, [      ] (the "Trustee") will act as Paying Agent,
Registrar and Calculation Agent. The Company may change any Paying Agent, Registrar, co-Registrar or Calculation Agent without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

      4. INDENTURE.

                  The Company issued the Notes under an Indenture, dated as of
April   , 1998 (the "INDENTURE"), among the Company, each of the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its Floating Interest Rate Subordinated Term Notes due 2008 (the "FLOATING RATE NOTES"). The Notes include the Floating Rate Notes and the Fixed Rate Notes (as defined in the Indenture). The Floating Rate Notes and the Fixed Rate Notes are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. sec.sec._77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general obligations of the Company limited in aggregate principal amount to $150,000,000.

      5. SUBORDINATION.

                  The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

      6. OPTIONAL REDEMPTION.

                  The Floating Rate Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60_days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on October_15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

             YEAR                               PERCENTAGE
             ----                               ----------
             1998                                105.000%
             1999                                104.000%
             2000                                103.000%
             2001                                102.000%
             2002                                101.000%
             2003 and thereafter                 100.000%

      7. NOTICE OF REDEMPTION.

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000.

            If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption.

      8. CHANGE OF CONTROL OFFER.

                  Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

      9. LIMITATION ON ASSET SALES.

                  The Company is, subject to certain conditions, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

      10. DENOMINATIONS; TRANSFER; EXCHANGE.

                  The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

      11. PERSONS DEEMED OWNERS.

                  The registered Holder of a Note shall be treated as the owner of it for all purposes.

      12. UNCLAIMED FUNDS.

                  If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

      13. DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

                  The Company and the Guarantors may be discharged from their obligations under the Indenture, the Notes and the Guarantees except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Notes and the Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

      14. AMENDMENT; SUPPLEMENT; WAIVER.

                  Subject to certain exceptions, the Indenture, the Notes and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes and the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Note.

      15. RESTRICTIVE COVENANTS.

                  The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

      16. DEFAULTS AND REMEDIES.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Notes or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

      17. TRUSTEE DEALINGS WITH COMPANY.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

      18. NO RECOURSE AGAINST OTHERS.

                  No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

      19. AUTHENTICATION.

                  This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

      20. ABBREVIATIONS AND DEFINED TERMS.

                  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      21. GOVERNING LAW.

                  This Note shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

      22. CUSIP NUMBERS.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                                 ASSIGNMENT FORM

I or we assign and transfer this Note to

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee) and irrevocably appoint _______________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

         Dated:                                   Signed:


_________________________           ________________________________
                                         (Sign exactly as name
                                          appears on the other
                                          side of this Note)

          Signature
          Guarantee:           ______________________________________
                               Participant in a recognized Signature
                               Guarantee Medallion Program (or other
                               signature guarantor program reasonably
                               acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.6 or Section 4.8 of the Indenture, check the appropriate box:

                  Section 4.6 [______] Section 4.8 [_______]

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.6 or Section 4.8 of the Indenture, state the amount: $___________

         Dated:                                   Signed:


_________________________           ________________________________
                                         (Sign exactly as name
                                          appears on the other
                                          side of this Note)

          Signature
          Guarantee:           ______________________________________
                               Participant in a recognized Signature
                               Guarantee Medallion Program (or other
                               signature guarantor program reasonably
                               acceptable to the Trustee)

                                                                     EXHIBIT B-1

                       [FORM OF EXCHANGE FIXED RATE NOTE]

                              [Global Notes Legend]

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            Unless and until this Global Note is exchanged in whole or in part for the individual Notes represented hereby, this Global Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or by a Depository or any such nominee to a successor Depository or a nominee of a successor Depository.

                        EYE CARE CENTERS OF AMERICA, INC.
                         9_5/8% Senior Subordinated Note
                              due October   , 2008

                                    CUSIP No.

No. _________                                         $____________

                  EYE CARE CENTERS OF AMERICA, INC., a Texas corporation (the "Company", which term includes any successor corporation), for value received promises to pay to _________ or registered assigns, the principal sum of
$__________ Dollars, on April_   , 2008.

            Interest Payment Dates: April_   and October_   , commencing
October   , 1998.

            Record Dates: March_   and September_  .

            Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated:

                                   EYE CARE CENTERS OF AMERICA, INC.


                                   By: ______________________
                                       Name:
                                       Title:


                                   By: ______________________
                                       Name:
                                       Title:

                [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                  This is one of the    % Senior Subordinated Notes due 2008
described in the within-mentioned Indenture.

                                Dated: [      ],
                                   as Trustee

                                   By____________________________
                                        Authorized Signatory

                              (REVERSE OF SECURITY)
                        EYE CARE CENTERS OF AMERICA, INC.
                        ______% Senior Subordinated Note
                              due October_  , 2008

      1. INTEREST.

                  EYE CARE CENTERS OF AMERICA, INC., a Texas corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semi-annually on
April_   and October_   of each year (the "Interest Payment Date"), commencing
October_   , 1998. Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest on this Note will be computed on the basis of a 360-day year of twelve 30-day months.

            The Company shall pay interest on overdue principal from time to time on demand at the rate borne by this Note and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

      2. METHOD OF PAYMENT.

                  The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

      3. PAYING AGENT AND REGISTRAR.

                  Initially, [    ] (the "Trustee") will act as Paying Agent and
Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders.

The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

      4. INDENTURE.

                  The Company issued the Notes under an Indenture, dated as of
April   , 1998 (the "Indenture"), among the Company, the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of Notes
of the Company designated as its   % Senior Subordinated Notes due 2008 (the
"Fixed Rate Notes"). The Notes include the Fixed Rate Notes and the Floating Rate Notes (as defined in the Indenture). The Fixed Rate Notes and the Floating Rate Notes are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. sec.sec._77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general obligations of the Company limited in aggregate principal amount to $150,000,000.

      5. SUBORDINATION.

                  The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

      6. OPTIONAL REDEMPTION.

                  The Fixed Rate Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after April , 2003, upon not less than 30 nor more than 60 days' notice, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on April of the years set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

          Year                                      Percentage
          ----                                      ----------
          2003.............................                %
          2004                                             %
          2005.............................                %
          2006 and thereafter..............         100.000%

      7. OPTIONAL REDEMPTION UPON EQUITY OFFERING.

                  At any time, or from time to time, on or prior to
April   , 2001, the Company may, at its option, use the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount
of Fixed Rate Notes at a redemption price equal to     % of the principal amount
thereof, plus accrued interest to the date of redemption; provided that at least 65% of the original principal amount of Fixed Rate Notes remains outstanding immediately after any such redemption (excluding any of the Fixed Rate Notes owned by the Company). In order to effect the foregoing redemption with the net cash proceeds of any Equity Offering, the Company must mail a notice of redemption no later than 60 days after the related Equity Offering and must consummate such redemption within 90 days of the closing of the Equity Offering. "Equity Offering" means a sale of Qualified Capital Stock of the Company.

      8. NOTICE OF REDEMPTION.

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000.

            If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption.

      9. CHANGE OF CONTROL OFFER.

                  Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

      10. LIMITATION ON ASSET SALES.

                  The Company is, subject to certain conditions, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

      11. DENOMINATIONS; TRANSFER; EXCHANGE.

                  The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

      12. PERSONS DEEMED OWNERS.

                  The registered Holder of a Note shall be treated as the owner of it for all purposes.

      13. UNCLAIMED FUNDS.

                  If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

      14. DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

                  The Company and the Guarantors may be discharged from their obligations under the Indenture, the Notes and the Guarantees except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Notes and the Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

      15. AMENDMENT; SUPPLEMENT; WAIVER.

                  Subject to certain exceptions, the Indenture, the Notes and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes and the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Note.

      16. RESTRICTIVE COVENANTS.

                  The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

      17. DEFAULTS AND REMEDIES.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Notes or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

      18. TRUSTEE DEALINGS WITH COMPANY.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

      19. NO RECOURSE AGAINST OTHERS.

                  No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

      20. AUTHENTICATION.

                  This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

      21. ABBREVIATIONS AND DEFINED TERMS.

                  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      22. GOVERNING LAW.

                  This Note shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

      23. CUSIP NUMBERS.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                                 ASSIGNMENT FORM

I or we assign and transfer this Note to

________________________________________________________________________________
________________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee) and irrevocably appoint _______________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

         Dated:                                   Signed:


_________________________           ________________________________
                                         (Sign exactly as name
                                          appears on the other
                                          side of this Note)

          Signature
          Guarantee:           ______________________________________
                               Participant in a recognized Signature
                               Guarantee Medallion Program (or other
                               signature guarantor program reasonably
                               acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.6 or Section 4.8 of the Indenture, check the appropriate box:

                  Section 4.6 [______] Section 4.8 [_______]

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.6 or Section 4.8 of the Indenture, state the amount: $___________

         Dated:                                   Signed:


_________________________           ________________________________
                                         (Sign exactly as name
                                          appears on the other
                                          side of this Note)

          Signature
          Guarantee:           ______________________________________
                               Participant in a recognized Signature
                               Guarantee Medallion Program (or other
                               signature guarantor program reasonably
                               acceptable to the Trustee)

                                                                     EXHIBIT B-2

                      [FORM OF EXCHANGE FLOATING RATE NOTE]

                              [Global Notes Legend]

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

            Unless and until this Global Note is exchanged in whole or in part for the individual Notes represented hereby, this Global Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or by a Depository or any such nominee to a successor Depository or a nominee of a successor Depository.

                        EYE CARE CENTERS OF AMERICA, INC.

                             FIRSTS(SM)(4) due 2008

                                                            CUSIP No.___________

No.______                                                        $__________

                  EYE CARE CENTERS OF AMERICA, INC., a Texas corporation (the "Company" which term includes any successor corporation), for value received, promises to pay to ____________ or registered assigns, the principal sum of
$___________ Dollars, on April_   , 2008.

            Interest Payment Dates: April_   and October_   , commencing
October   , 1998.

            Record Dates: March_   and September_

            Reference is made to the further provisions of this Note contained herein, which will for all purposes have the same effect as if set forth at this place.

            IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Dated:                             EYE CARE CENTERS OF AMERICA, INC.

                                   By:
                                   Name:
                                   Title:

                                   By:
                                   Name:
                                   Title:

--------
     (4)      FIRSTS is a service mark of BT Alex. Brown Incorporated

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

                  This is one of the Floating Interest Rate Subordinated Term Securities due 2008 described in the within-mentioned Indenture.

Dated:  April   , 1998

                                   [    ],
                                   as Trustee

                                   By:
                                   Authorized Signatory

                              (REVERSE OF SECURITY)

                        EYE CARE CENTERS OF AMERICA, INC.
          Floating Interest Rate Subordinated Term Securities Due 2008

      1. INTEREST.

                  EYE CARE CENTERS OF AMERICA, INC., a Texas corporation (the "Company"), promises to pay interest on the principal amount of this Note at the
rate per annum, reset semi-annually, equal to LIBOR (as defined below) plus   %,
as determined by the Calculation Agent. Interest on this Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of issuance. The Company will pay interest semi-annually on each April_ and October_ (each, an "Interest Payment Date"), commencing
October   , 1998, for the period commencing on and including the immediately preceding Interest Payment Date and ending on and including the day next preceding the Interest Payment Date (an "Interest Period"), with the exception
that the first Interest Period shall commence on and include April   , 1998 and
end on and include October   , 1998.

            The Company shall pay interest on overdue principal and on overdue installments of interest from time to time on demand at the rate borne by this note and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.

                  "LIBOR", with respect to an Interest Period, shall be the rate (expressed as a percentage per annum) for deposits in United States dollars for a six-month period beginning on the second London Banking Day (as defined) after the Determination Date (as defined) that appears on Telerate Page 3750 (as defined) as of 11:00 a.m., London time, on the Determination Date. If Telerate Page 3750 does not include such a rate or is unavailable on a Determination Date, LIBOR for the Interest Period shall be the arithmetic mean of the rates (expressed as a percentage per annum) for deposits in a Representative Amount (as defined) in United States dollars for a six-month period beginning on the second London Banking Day after the Determination Date that appears on Reuters Screen LIBO Page (as defined) as of 11:00 a.m., London time, on the Determination Date. If Reuters Screen

LIBO Page does not include two or more rates or is unavailable on a Determination Date, the Calculation Agent will request the principal London office of each of four major banks in the London interbank market, as selected by the Calculation Agent, to provide such bank's offered quotation (expressed as a percentage per annum), as of approximately 11:00 a.m., London time, on such Determination Date, to prime banks in the London interbank market for deposits in a Representative Amount in United States dollars for a six-month period beginning on the second London Banking Day after the Determination Date. If at least two such offered quotations are so provided, LIBOR for the Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are so provided, the Calculation Agent will request each of three major banks in New York City, as selected by the Calculation Agent, to provide such bank's rate (expressed as a percentage per annum), as of approximately 11:00 a.m., New York City time, on such Determination Date, for loans in a Representative Amount in United States dollars to leading European banks for a six-month period beginning on te second London Banking Day after the Determination Date. If at least two such rates are so provided, LIBOR for the Interest Period will be the arithmetic mean of such rates. If fewer than two such rates are so provided, then LIBOR for the Interest Period will be LIBOR in effect with respect to the immediately preceding Interest Period.

      "Determination Date," with respect to an Interest Period, will be the second London Banking Day preceding the first day of the Interest Period.

      "London Banking Day" is any day in which dealings in United States dollars are transacted or, with respect to any future date, are expected to be transacted in the London interbank market.

      "Representative Amount" means a principal amount of not less than U.S. $1,000,000 for a single transaction in the relevant market at the relevant time.

      "Telerate Page 3750" means the display designated as "Page 3750" on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service).

      "Reuters Screen LIBO Page" means the display designated as page "LIBO" on The Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service).

      The amount of interest for each day that this Note is outstanding (the "Daily Interest Amount") will be calculated by dividing the interest rate in effect for such day by 360 and multiplying the result by the principal amount of this Note. The amount of interest to be paid on this Note for each Interest Period will be calculated by adding the Daily Interest Amounts for each day in the Interest Period.

      All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

      The interest rate on this Note will in no event be higher than the maximum rate permitted by New York law as the same may be modified by United States law of general application. Under current New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit may not apply to Floating Rate Notes in which $2,500,000 or more has been invested.

      The Calculation Agent will, upon the request of the holder of any Floating Rate Note, provide the interest rate then in effect with respect to this Note. All calculations made by the Calculation Agent in the absence of manifest error shall be conclusive for all purposes and binding on the Company and the Holders of this Note.

      2. METHOD OF PAYMENT.

                  The Company shall pay interest on the Notes (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying

Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender"). However, the Company may pay principal and interest by wire transfer of Federal funds, or interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

      3. PAYING AGENT, REGISTRAR AND CALCULATION AGENT.__________

                  Initially, [      ] (the "Trustee") will act as Paying Agent,
Registrar and Calculation Agent. The Company may change any Paying Agent, Registrar, co-Registrar or Calculation Agent without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Registrar or co-Registrar.

      4. INDENTURE.

                  The Company issued the Notes under an Indenture, dated as of
April   , 1998 (the "INDENTURE"), among the Company, each of the Guarantors named therein and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its Floating Interest Rate Subordinated Term Notes due 2008 (the "FLOATING RATE NOTES"). The Notes include the Floating Rate Notes and the Fixed Rate Notes (as defined in the Indenture). The Floating Rate Notes and the Fixed Rate Notes are treated as a single class of securities under the Indenture unless otherwise specified in the Indenture. Capitalized terms used herein shall have the meanings assigned to them in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. sec.sec._77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of them. The Notes are general obligations of the Company limited in aggregate principal amount to $150,000,000.

      5. SUBORDINATION.

                  The Notes are subordinated in right of payment, in the manner and to the extent set forth in the Indenture, to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed or guaranteed. Each Holder by his acceptance hereof agrees to be bound by such provisions and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination provided for in the Indenture and appoints the Trustee his attorney-in-fact for such purposes.

      6. OPTIONAL REDEMPTION.

                  The Floating Rate Notes will be redeemable, at the Company's option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60_days' notice, at the following redemption prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on October_15 of the year set forth below, plus, in each case, accrued and unpaid interest thereon, if any, to the date of redemption:

             YEAR                               PERCENTAGE
             ----                               ----------
             1998                                105.000%
             1999                                104.000%
             2000                                103.000%
             2001                                102.000%
             2002                                101.000%
             2003 and thereafter                 100.000%

      7. NOTICE OF REDEMPTION.

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. Notes in denominations larger than $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000.

            If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption.

      8. CHANGE OF CONTROL OFFER.

                  Upon the occurrence of a Change of Control, the Company will be required to offer to purchase all of the outstanding Notes at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

      9. LIMITATION ON ASSET SALES.

                  The Company is, subject to certain conditions, obligated to make an offer to purchase Notes at 100% of their principal amount, plus accrued and unpaid interest, if any, thereon to the date of repurchase with certain net cash proceeds of certain sales or other dispositions of assets in accordance with the Indenture.

      10. DENOMINATIONS; TRANSFER; EXCHANGE.

                  The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange any Notes or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

      11. PERSONS DEEMED OWNERS.

                  The registered Holder of a Note shall be treated as the owner of it for all purposes.

      12. UNCLAIMED FUNDS.

                  If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agent will repay the funds to the Company at its request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

      13. DISCHARGE PRIOR TO REDEMPTION OR MATURITY.

                  The Company and the Guarantors may be discharged from their obligations under the Indenture, the Notes and the Guarantees except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Indenture, the Notes and the Guarantees, in each case upon satisfaction of certain conditions specified in the Indenture.

      14. AMENDMENT; SUPPLEMENT; WAIVER.

                  Subject to certain exceptions, the Indenture, the Notes and the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes and the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or comply with any requirements of the Commission in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Note.

      15. RESTRICTIVE COVENANTS.

                  The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Restricted Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to sell assets, to permit restrictions on dividends and other payments by Restricted Subsidiaries of the Company to the Company, to consolidate, merge or sell all or substantially all of its assets or to engage in transactions with affiliates. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

      16. DEFAULTS AND REMEDIES.

                  If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Notes then outstanding may declare all the Notes to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture, the Notes or the Guarantees unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

      17. TRUSTEE DEALINGS WITH COMPANY.

                  The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

      18. NO RECOURSE AGAINST OTHERS.

                  No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

      19. AUTHENTICATION.

                  This Note shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Note.

      20. ABBREVIATIONS AND DEFINED TERMS.

                  Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      21. GOVERNING LAW.

                  This Note shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of laws to the extent that the application of the laws of another jurisdiction would be required thereby.

      22. CUSIP NUMBERS.

                  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders of the Notes. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

                                 ASSIGNMENT FORM

I or we assign and transfer this Note to

________________________________________________________________________________
________________________________________________________________________________
(Print or type name, address and zip code of assignee or transferee)

________________________________________________________________________________
(Insert Social Security or other identifying number of assignee or transferee) and irrevocably appoint _______________________________________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

         Dated:                                   Signed:


_________________________           ________________________________
                                         (Sign exactly as name
                                          appears on the other
                                          side of this Note)

          Signature
          Guarantee:           ______________________________________
                               Participant in a recognized Signature
                               Guarantee Medallion Program (or other
                               signature guarantor program reasonably
                               acceptable to the Trustee)

                     OPTION OF HOLDER TO ELECT PURCHASE

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.6 or Section 4.8 of the Indenture, check the appropriate box:

                  Section 4.6 [______] Section 4.8 [_______]

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.6 or Section 4.8 of the Indenture, state the amount: $___________

         Dated:                                   Signed:


_________________________           ________________________________
                                         (Sign exactly as name
                                          appears on the other
                                          side of this Note)

          Signature
          Guarantee:           ______________________________________
                               Participant in a recognized Signature
                               Guarantee Medallion Program (or other
                               signature guarantor program reasonably
                               acceptable to the Trustee)

                                                                       EXHIBIT C

                                    GUARANTEE

                  For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture (as defined below) or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article Eleven of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article Eleven of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

            Capitalized terms used but not defined herein shall have the
meanings ascribed to them in the Indenture dated as of April   , 1998, among Eye
Care Centers of America, Inc., a Texas corporation, as issuer (the "Company"),
the Guarantors named therein and [    ], as trustee (the "Trustee"), as amended
or supplemented (the "Indenture").

            The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article Eleven of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.

            THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. The undersigned Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.

            This Guarantee is subject to release upon the terms set forth in the Indenture.

            IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

                               Date: April   , 1998

                                   ENCLAVE ADVANCEMENT GROUP, INC.

                                   By:
                                   Name:
                                   Title:

                                   ECCA MANAGED VISION CARE, INC.

                                   By:
                                   Name:
                                   Title:

                                   VISIONWORKS HOLDINGS, INC.

                                   By:
                                   Name:
                                   Title:

                                   VISIONWORKS, INC.

                                   By:
                                   Name:
                                   Title:

                                   VISIONWORKS PROPERTIES, INC.

                                   By:
                                   Name:
                                   Title:

                                   EYECARE HOLDINGS, INC.

                                   By:
                                   Name:
                                   Title:

                                   VISIONARY RETAIL MANAGEMENT, INC.

                                   By:
                                   Name:
                                   Title:

                                   VISIONARY PROPERTIES, INC.

                                   By:
                                   Name:
                                   Title:

                                   VISIONARY MSO, INC.

                                   By:
                                   Name:
                                   Title:

                                   THE SAMIT GROUP, INC.

                                   By:
                                   Name:
                                   Title:

                                   HOUR EYES, INC.

                                   By:
                                   Name:
                                   Title:

                                   SKYLAB OPTICAL, INC.

                                   By:
                                   Name:
                                   Title:

                                   METROPOLITAN VISION SERVICES, INC.

                                   By:
                                   Name:
                                   Title: